                                                                     Exhibit 2.1


                           FACILITIES SALE AGREEMENT
                           -------------------------


                                 by and among


                              TRANSMONTAIGNE INC.

                         TRANSMONTAIGNE PIPELINE INC.,

                        TRANSMONTAIGNE TERMINALING INC.

                                      and

                         NORCO PIPE LINE COMPANY, LLC

                                      and


                            BUCKEYE TERMINALS, LLC



                              Dated July 31, 2001

                                     INDEX


SECTION   1.   DEFINITIONS
               -----------
          1.1  Specific Definitions.......................................   1
          1.2  Other Terms................................................   7
          1.3  Other Definitional Provisions..............................   7

SECTION   2.   PURCHASE AND SALE OF ASSETS
               ---------------------------
          2.1  Purchase and Sale of Assets................................   8
          2.2  Excluded Assets............................................   8
          2.3  Inventory Measurement......................................   8
          2.4  Title and Risk of Loss.....................................   9

SECTION   3.   PURCHASE PRICE
               --------------
          3.1  Purchase Price.............................................   9

SECTION   4.   CERTAIN CONTRACTUAL OBLIGATIONS
               -------------------------------
          4.1  Certain Contractual Obligations............................   9
          4.2  Razorback Operating Agreement..............................   9
          4.3  East Chicago Lease Tank Storage Agreement..................   9
          4.4  Hartsdale Storage Tank Lease Agreement.....................   9
          4.5  Transition Services Agreement..............................   9
          4.6  Tariff Rates...............................................  10
          4.7  TPSI Marketing Activities..................................  10
          4.8  TPSI Terminaling Services Agreement........................  10
          4.9  TPSI Supply Services Agreement.............................  10
          4.10 Remediation Access Agreement...............................  10
          4.11 BP Letter Agreement........................................  10
          4.12 Heyworth-Menard Letter Agreement...........................  10
          4.13 Notification of Post-Effective Date Non-Compliance.........  10
          4.14 Retained Liabilities.......................................  11
          4.15 Consent of Third Parties...................................  11
          4.16 Computer Software Licenses.................................  12
          4.17 Software License Agreement.................................  12

SECTION   5.   REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES
               ------------------------------------------------
          5.1  Organization and Good Standing.............................  12
          5.2  Authority; Authorization of Agreement......................  12
          5.3  No Violation...............................................  12
          5.4  Compliance with Laws; Taxes; Permits.......................  13
          5.5  Assigned Contracts and Rights-of-Way.......................  13
          5.6  Assets.....................................................  14
          5.7  Title to Assets............................................  14
          5.8  Operation of Facilities....................................  14

          5.9  Environmental Compliance...................................  14
          5.10 Books and Records..........................................  15
          5.11 Litigation.................................................  15
          5.12 No Broker..................................................  15
          5.13 Credit Facility Release/Third Party Consents...............  15
          5.14 Governmental Approval......................................  16
          5.15 Public Utility Holding Company Act.........................  16
          5.16 Operating Statements.......................................  16
          5.17 Certain Personal Property..................................  16
          5.18 Real Property..............................................  16
          5.19 Assigned Contracts.........................................  19
          5.20 Software...................................................  19
          5.21 Employee Relations.........................................  19
          5.22 ERISA......................................................  20
          5.23 Absence of Certain Changes.................................  20
          5.24 Customers and Suppliers....................................  20
          5.25 No Other Representations or Warranties.....................  21

SECTION   6.   REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES
               ------------------------------------------------
          6.1  Organization and Good Standing.............................  21
          6.2  Authority; Authorization of Agreement......................  21
          6.3  No Violation...............................................  21
          6.4  No Broker..................................................  22
          6.5  Government Approval........................................  22
          6.6  Public Utility Holding Company Act.........................  22
          6.7  No Other Representations and Warranties....................  22

SECTION   7.   CONDUCT AND PRE-CLOSING COVENANTS OF THE PARTIES
               ------------------------------------------------
          7.1  HSR Filing.................................................  22
          7.2  Access and Information, Due Diligence......................  23
          7.3  Continued Operation........................................  23
          7.4  Title to Real Property.....................................  23
          7.5  Damage or Condemnation.....................................  25
          7.6  Notice of Default by Seller Parties........................  25
          7.7  Notice of Default by Each Buyer Parties....................  25
          7.8  Reasonable Efforts to Satisfy Conditions...................  26
          7.9  Press Releases/Announcements...............................  26
          7.10 Environmental/Operations Inspection........................  26
          7.11 Contract Notices...........................................  27
          7.12 Consents...................................................  27
          7.13 Completion of Due Diligence................................  27
          7.14 No Solicitation............................................  27

SECTION   8.   CERTAIN POST-CLOSING COVENANTS
               ------------------------------
          8.1  Payment of Liabilities.....................................  28
          8.2  Employees..................................................  28
          8.3  Revenues and Remittance of Monies..........................  30
          8.4  Confidentiality............................................  31
          8.5  CS Line Easement...........................................  31
          8.6  Easement Encroachments.....................................  31

SECTION   9.   CONDITIONS TO OBLIGATIONS OF BUYER PARTIES AT CLOSING
               -----------------------------------------------------
          9.1  Compliance; Accuracy of Representations....................  32
          9.2  Officers' Certificates.....................................  32
          9.3  No Orders or Lawsuits......................................  32
          9.4  HSR Act....................................................  32
          9.5  Third Party Consents.......................................  33
          9.6  No Material Adverse Effect.................................  33
          9.7  Conveyance Documents.......................................  33
          9.8  Due Diligence..............................................  33

SECTION   10.  CONDITIONS TO OBLIGATIONS OF SELLER PARTIES AT CLOSING
               ------------------------------------------------------
          10.1 Compliance; Accuracy of Representations....................  33
          10.2 Officers' Certificates.....................................  34
          10.3 No Orders or Lawsuits......................................  34
          10.4 HSR Act....................................................  34
          10.5 Third Party Consents.......................................  34
          10.6 Purchase Price.............................................  34

SECTION   11.  CLOSING
               -------
          11.1 Closing....................................................  35
          11.2 Prorations.................................................  35

SECTION   12.  TAX MATTERS
               -----------
          12.1 Taxes and Recording Fees...................................  35
          12.2 Allocation of Taxes........................................  35

SECTION   13.  INDEMNIFICATION
               ---------------
          13.1 Environmental Indemnification..............................  36
          13.2 Other Indemnification by Seller Parties....................  38
          13.3 Indemnification by Buyer Parties...........................  39
          13.4 Losses Net of Insurance....................................  39
          13.5 Termination of Indemnification.............................  39
          13.6 Procedures Relating to Indemnification.....................  39
          13.7 Other Claims...............................................  41
          13.8 Mitigation.................................................  42
          13.9 Survival of Representations................................  42

SECTION   14.    TERMINATION
                 -----------
          14.1   Termination Prior to Closing.............................  42

SECTION   15.    GENERAL PROVISIONS
                 ------------------
          15.1   Further Assurances.......................................  43
          15.2   Expenses.................................................  43
          15.3   Notices..................................................  43
          15.4   Governing Law............................................  45
          15.5   Entire Agreement.........................................  45
          15.6   No Assignment; Successors................................  45
          15.7   Amendments; Waiver.......................................  45
          15.8   Convenient Reference.....................................  45
          15.9   Counterparts.............................................  45
          15.10  No Third Party Beneficiaries.............................  46
          15.11  Attorney Fees............................................  46
          15.12  Negotiated Agreement.....................................  46
          15.13  Schedules................................................  46
          15.14  Limitation on Liability..................................  46

EXECUTION.................................................................  47

EXHIBITS
--------

          Exhibit A           Map of Facilities
          Exhibit 4.2         Razorback Operating Agreement
          Exhibit 4.3         East Chicago Storage Tank Lease Agreement
          Exhibit 4.4         Hartsdale Storage Tank Lease Agreement
          Exhibit 4.5         Transition Services Agreement
          Exhibit 4.8         TPSI Terminaling Services Agreement
          Exhibit 4.9         TPSI Supply Services Agreement
          Exhibit 4.10        Remediation Access Agreement
          Exhibit 4.11        BP Letter Agreement
          Exhibit 4.12        Heyworth-Menard Letter Agreement
          Exhibit 4.17        Software License Agreement


SCHEDULES
---------

          Schedule 2.1        Assigned Contracts
          Schedule 2.1(a)     Real Property
          Schedule 2.1(c)     Contract Rights
          Schedule 2.2        Excluded Assets
          Schedule 2.3        Inventory Measurement
          Schedule 4.6        Tariff Rates
          Schedule 5.4        Compliance with Laws; Taxes; Permits

          Schedule 5.5        Default of Assigned Contracts and Rights of Way
          Schedule 5.7        Title to Assets
          Schedule 5.8        Operations of Facilities
          Schedule 5.9        Environmental Compliance
          Schedule 5.11       Litigation
          Schedule 5.13       Credit Facility Release/Third Party Consents
          Schedule 5.16       Operating Statements
          Schedule 5.17       Certain Personal Property
          Schedule 5.18(a)    Real Property, Liens and Permitted Encumbrances
          Schedule 5.18(b)    Exceptions to Real Property
          Schedule 5.20       Software
          Schedule 5.23       Absence of Certain Changes
          Schedule 5.24       Customers and Suppliers
          Schedule 7.12       Consents
          Schedule 8.2(d)     Transition Employees/Severance Amounts
          Schedule 8.2(e)     Engineers

                           FACILITIES SALE AGREEMENT
                           -------------------------

     THIS FACILITIES SALE AGREEMENT (the "Agreement") dated as of July 31, 2001, is by and between TransMontaigne Inc., a Delaware corporation, together with its wholly-owned subsidiaries, TransMontaigne Pipeline Inc. ("TPI"), an Arkansas corporation, and TransMontaigne Terminaling Inc. ("TTI"), an Arkansas corporation (hereinafter collectively referred to as the "Seller Parties" and
                                                          --------------
each, individually, as a "Seller Party") and NORCO Pipe Line Company, LLC a
                          ------------
Delaware limited liability company ("Pipe Line"), and Buckeye Terminals, LLC, a
                                     ---------
Delaware limited liability company ("TERMINALS," and collectively with Pipe Line
                                     ---------
the "Buyer Parties" and each, individually, as a "Buyer Party", with Seller
     -------------                                -----------
Parties and Buyer Parties  being individually referred to as "Party" and
                                                              ------
collectively referred to as the "Parties").
                                 --------

                                    RECITALS:
                                    ---------

     A. Seller Parties presently own and operate the NORCO refined petroleum products pipeline system, together with the balance of the Assets (as defined herein).

     B. Seller Parties desire to sell and transfer and Buyer Parties desire to purchase and acquire all rights, properties, obligations and assets associated with the foregoing, except for certain assets and obligations as specified in this Agreement, on the terms and conditions described herein;

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS
           -----------

     1.1  Specific Definitions.  As used herein the following terms shall have
          --------------------
the meanings defined below:

          Acquisition Proposal shall have the meaning ascribed thereto in
          --------------------
Section 7.14.
------------

          Affiliate shall mean, with respect to a particular Person, those
          ---------
Persons or entities controlling, controlled by or under common control with such Party or Person. For the purposes of the foregoing, ownership, directly or indirectly, of more than 50% of the voting stock or other equity interest of any Person shall be deemed to constitute control of such Person.

          Affiliated Company shall mean any direct or indirect wholly-owned
          ------------------
subsidiary of a Party's Parent.

          Agreement  shall mean this Facilities Sale Agreement, including the
          ---------
Exhibits and Schedules attached hereto, as amended, modified and supplemented
--------     ---------
from time to time.

          Assets shall have the meaning ascribed thereto in Section 2.1.
          ------                                            -----------

          Assigned Contracts shall mean those Contracts that are a part of the
          ------------------
Assets as the same have been amended, modified and supplemented prior to the Closing, as more particularly described in Schedule 2.1(c).
                                           ---------------

          Assigned Commercial Contracts shall have the meaning ascribed thereto
          -----------------------------
in Section 2.1(c).
   --------------

          Assigned Miscellaneous Contracts shall have the meaning ascribed
          --------------------------------
thereto in Section 2.1(c).
           --------------

          Baseline Audit shall have the meaning ascribed thereto in Section
          --------------                                            -------
7.10(c).
-------

          Books and Records shall mean copies of all existing financial,
          -----------------
engineering, operating, accounting, business, marketing, and other data, files, documents, instruments, notes, papers and books and records relating to the Assets and Facilities, including without limitation, journals, deeds, property records, title policies, drawings, records, maps, charts, surveys, prints, customer lists, computer software and files, source and retrieval programs (including related documentation), and environmental studies or plans.

          Buyer Parties and Buyer Party shall have the meaning set forth in the
          -------------     -----------
preamble.

          Claims shall mean any demand, claim, loss, cost (including attorney's
          ------
fees), damage, expense, Proceeding, judgment, or Liability.

          Closing  shall mean the closing of the purchase and sale of the Assets
          -------
as contemplated by this Agreement.

          Closing Date shall mean July 31, 2001, or such other later date as the
          ------------
Parties shall mutually agree in writing.

          Closing Year shall mean the calendar year in which the Closing occurs.
          ------------

          Code shall mean the Internal Revenue Code of 1986, as amended.
          ----

          Contracts shall mean any written or oral agreement, contract,
          ---------
commitment, lease or other document, understanding, commitment, arrangement, undertaking, practice, authorization or instrument, including all amendments, modifications and supplements thereto that is binding upon any person or its property under any Law.

          Conveyance Documents shall mean all deeds, bills of sale, assignments
          --------------------
and other good and sufficient instruments of transfer, conveyance and assignment, in such form and substance as Buyer may reasonably request, to effect or evidence the sale, conveyance, assignment, transfer, and delivery of the Assets to Buyer Parties and to vest in Buyer Parties title to the Assets in accordance with this Agreement.

          Damage Notice shall have the meaning ascribed thereto in Section 7.5.
          -------------                                           ------------

          Default shall mean (a) a breach, Default or violation, (b) the
          -------
occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, Default or violation or cause any Lien to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, cancellation, amendment, renegotiation or acceleration or a right to receive damages or a payment of penalties.

          $ and Dollar shall mean lawful currency of the United States of
          ------------
America.

          Effective Date shall mean 11:59 p.m., local time where the Assets are
          --------------
located, on the Closing Date.

          Environmental Arbitrator shall have the meaning ascribed thereto in
          ------------------------
Section 13.1(c).
---------------

          Environmental Claims shall mean Claims by any Governmental Authority
          --------------------
or Person relating to environmental conditions, situations, circumstances, events or incidents on, at or concerning, originating at or relating to any of the Assets and arising from or related to a violation of, or remedial requirement under, any Environmental Law.

          Environmental Laws shall mean all Laws relating to human health, or to
          ------------------
pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended
  ------
("RCRA"), the Toxic Substances Control Act ("TSCA"), the Federal Water Pollution
  ----                                       ----
Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state
                                                                ---
laws implementing the foregoing federal laws, and all other Laws relating to (a) emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls (PCB's), solid wastes, or toxic or hazardous substances or wastes (collectively, "Polluting Substances"), (b) the
                                               --------------------
generation, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances (c) the use, maintenance, and closure of any portion of the Facilities, or (d) environmental conservation or protection. For purposes of this Agreement, the term (a) "hazardous substance"
                                                           -------------------
shall mean those substances listed in 49 CFR (S)172.101 and 40 CFR Part 302, petroleum and requested substances as defined in Subtitle I to RCRA, and radiation, (b) "release" shall have the meaning specified in Section 101(22) of
                -------
CERCLA, and (c) the term "disposal" shall have the meaning specified in RCRA;
                          --------
provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release,"
                                             -------------------    -------
or "disposal" or comparable terms that is broader than that specified above,
    --------
such broader meaning shall apply.

          Environmental Loss shall have the meaning ascribed thereto in Section
          ------------------                                            -------
13.1.
----

          ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

          Excluded Assets shall mean the properties, privileges, rights, and
          ---------------
interests not transferred pursuant to this Agreement as more particularly described in Schedule 2.2.
             ------------

          Facilities shall mean (a) the 220 mile, 8 inch diameter East Line
          ----------
(Hartsdale, IN to Toledo, OH); the 226 mile, 8 inch diameter West Line (Hartsdale, IN to Fort Madison, IA); the two (2) 11.3 mile, 8 inch diameter Lake George lines (bi-directional lines between Hartsdale, IN and East Chicago, IN); and, the 50% undivided interest 3 mile, 8 inch diameter CS line (local delivery line in Toledo); (b) the storage and trans-shipment facilities located in East Chicago and Hartsdale, IN and Toledo, OH consisting of 43 tanks with a total shell capacity of approximately 3.3 million barrels; (c) the truck rack terminals located in Peoria, IL; South Bend, IN; Bryan, OH; and Indianapolis, IN (the "Truck Terminals"); (d) the rights of way related to assets described in
      ---------------
(a) through (c) above, including the approximately 53 miles of undeveloped right of way between Galesburg, IL and Davenport, IA.; (e) the approximately 39 miles of 8" pipe primarily held in inventory located at the Hartsdale, IN storage facility ; (f) an estimated 30-40 undeveloped residential lots in Hartsdale, IN;
(g) the Schererville, IN control center and its related equipment, including the SCADA system, and the property lease associated with the control center, together with (i) all storage facility sites held in fee, storage facility leases and other surface leases, if any, rights-of-way, licenses, permits and easements incident thereto and used in connection therewith; (ii) all stations, facilities, buildings, pipe, pumps, electronic instrumentation and other equipment, materials inventory and personal property of every kind thereon, or used or obtained in connection therewith; (iii) any and all contracts and agreements of Seller Parties pertaining to the Facilities, including without limitation, applicable refined product storage, terminaling and transportation agreements; (iv) any and all office equipment and motor vehicle leases of Seller Parties pertaining to the Facilities; and (v) copies of all records and files (other than the corporate, financial, tax and legal files and records of Seller Parties), including without limitation, accounting records, operating records, charts, maps, surveys, drawings and prints relating to or in any way connected with the operation of the Facilities; provided, however, that Seller Parties shall be permitted to retain copies of all files necessary for its future use.

          GAAP shall mean United States generally accepted accounting
          ----
principles.

          Governmental Authority shall mean any federal, state, local, foreign
          ----------------------
or other governmental or administrative authority, agency, court or tribunal having jurisdiction.

          HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

          Indemnified Party shall have the meaning ascribed thereto in Section
          -----------------                                            -------
13.
--

          Indemnifying Party shall mean any Person liable for indemnification
          ------------------
under Section 13.6.
      ------------

          Indemnified Environmental Claim shall mean any Environmental Claim
          -------------------------------
that is attributable to an act or omission of any of the Buyer Parties at or after the Effective Date.

          Inspection shall have the meaning ascribed thereto in Section 7.10.
          ----------                                            ------------

          Inspection Period  shall have the meaning ascribed thereto in Section
          -----------------                                             -------
7.10.
----
          Intangibles shall mean the Assigned Contracts, Permits and Rights-of-
          -----------
Way, which are a part of the Assets.

          Law shall mean all applicable local, state, federal and foreign laws
          ---
and rules, regulations, statutes, principles of common law, codes, and ordinances promulgated thereunder, judgments, orders, consent orders, or decrees, excluding, however, any Environmental Laws.

          Liabilities shall mean any direct or indirect liability, indebtedness,
          -----------
obligation, expense, claim, loss, damage, deficiency, guaranty of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

          Lien shall mean any lien, Claim, charge, encumbrance, mortgage,
          ----
pledge, security interest, equity, easement, right-of-way, covenant, condition or restriction of any nature on any property or property interest, including without limitation, any restriction on the use, transfer, or other exercise of any attributes of ownership.

          Loss shall have the meaning ascribed thereto in Section 13.4.
          ----                                            ------------

          Material Adverse Effect shall mean any circumstance, change,
          -----------------------
development or event which has had or is reasonably expected to have a material adverse effect on the Assets and the Facilities, taken as a whole, or the current operations, financial condition, competitive position or customers, earnings or prospects with respect thereto in an amount in excess of Two hundred fifty thousand and 00/100 Dollars ($250,000); provided that the term "Material
                                                                      --------
Adverse Effect" shall not include title defects, which shall be governed solely
--------------
by Section 7.4; changes in general economic, industry or market conditions; or
   -----------
changes in Law, Environmental Law or regulatory policy.

          Mixed Inventories shall have the meaning ascribed thereto in Section
          -----------------                                            -------
2.3.
---

          Non-Assignable Contract shall have the meaning ascribed thereto in
          -----------------------

Section 4.15.
------------

          Parent shall mean the entity which owns 100% of the outstanding
          ------
capital stock of a Party.

          Party and Parties shall have the meaning set forth in the preamble.
          -----------------

          Permit shall mean any license, permit, franchise, authority, consent
          ------
or approval of a Governmental Authority.

          Permitted Encumbrances shall mean (a) the Liens described or referred
          ----------------------
to in Schedule 5.18(a), and (b) Liens for current Taxes which are not yet due
      ----------------
and payable, or which Seller Parties are contesting in good faith.

          Person shall mean any individual, corporation, partnership, joint
          ------
venture, association, joint stock company, trust, unincorporated organization or government (or agency or political subdivision thereof).

          Polluting Substances shall have the meaning set forth in the
          --------------------
definition of Environmental Laws.

          Prior Year shall mean the calendar year immediately preceding the
          ----------
Closing Year.

          Proceeding  shall mean any action, suit, claim, investigation,
          ----------
review or other proceeding, at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality or any arbitrator, board of arbitration or similar entity.

          Purchase Price shall have the meaning ascribed thereto in Section 3.1.
          --------------                                            -----------

          Real Property shall mean all interests in real property including,
          -------------
without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, privileges, hereditaments, appurtenances, rights to access and rights of way, and all fixtures, buildings, structures and other improvements thereon, owned by Seller Parties and used in the current operation of the Facilities, together with any additions thereto or replacements thereof, unless scheduled as an Excluded Asset.

          Reasonable Efforts shall mean efforts in accordance with reasonable
          ------------------
commercial practice.

          Release shall have the meaning ascribed thereto in Section 13.1(e).
          -------                                            ---------------

          Remedial Action shall have the meaning ascribed thereto in Section
          ---------------                                            -------
13.1(b).
-------

          Required Consents shall have the meaning ascribed thereto in Section
          -----------------                                            -------
7.12.
----

          Retained Environmental Claim shall mean (a) any Environmental Claim
          ----------------------------
relating to conditions disclosed in the Baseline Audit Report attached as
Schedule 5.9; and (b) any Environmental Claim for which and to the extent that a
------------
Seller Party has been indemnified by ARCO, Mobil or Marathon pursuant to (i) the Sale and Purchase Agreement between ARCO Pipe Line Company and ARCO Transportation Alaska, Inc. (collectively, "ARCO") and Continental Ozark, Inc. dated September 2, 1992, (ii) the Terminal Sales Agreement by and between Mobil Oil Corporation ("Mobil") and Coz Terminaling, Inc. dated December 18, 1996, or
(iii) the Sale and Purchase Agreement between Marathon Oil Company ("Marathon") and Norco Pipeline Inc. dated April 7, 1995, respectively (collectively, the "Prior Owner Indemnification Agreements").

          Retained Liabilities shall have the meaning ascribed thereto in
          --------------------
Section 4.14.
------------

          Right-of-Way shall mean any right-of-way, easement or prescriptive
          ------------
right that is a part of the Assets.

          Schedules shall mean the appendices and schedules to this Agreement.
          ---------

          Seller Parties and Seller Party shall have the meaning set forth in
          --------------     ------------
the preamble.

          Storage and Truck Terminals shall mean collectively the storage and
          ---------------------------
trans-shipment facilities located in East Chicago, Indiana; Hartsdale, Indiana; and Toledo, Ohio and the Truck Terminals.

          Tax shall mean, as relating to any of the Assets, any federal, state
          ---
or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax, or other tax, assessment, duty, fee, levy or other governmental charge, together with and including without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

          Tax Return shall mean any return, declaration, report, claim for
          ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Third Party Claim shall have the meaning set forth in Section 13.6.
          -----------------                                     ------------

          Third Person shall mean any Person other than any of the Seller
          ------------
Parties or the Buyer Parties, their respective Parents or Affiliated Companies.

          TPSI shall mean TransMontaigne Product Services Inc., an Affiliate of
          ----
Seller.

          Transaction Documents shall mean this Agreement and the agreements
          ---------------------
set forth in Section 4.
             ---------

          Transmix Inventory shall have the meaning ascribed thereto in Section
          ------------------                                            -------
2.3.
---
     1.2  Other Terms.  Other terms may be defined elsewhere in the text of
          -----------
this Agreement and shall have the meaning indicated throughout this Agreement.

     1.3  Other Definitional Provisions.
          -----------------------------

          (a)  The words "hereof", "herein", and "hereunder" and words of
                          ------    ------        ---------
similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  Whenever a statement is qualified by the term "knowledge," "best
                                                              ---------    ----
knowledge" or similar term or phrase, it is intended to indicate actual
---------
knowledge, or the possession of information, data or documents that would give actual knowledge, on the part of the officers, directors and supervisors of a Person after reasonable inquiry.

SECTION 2.  PURCHASE AND SALE OF ASSETS
            ---------------------------

     2.1  Purchase and Sale of Assets.  Except for the Excluded Assets, upon
          ---------------------------
Closing, Seller Parties shall sell, transfer, assign, convey, set over and deliver to Buyer Parties, and Buyer Parties shall purchase and acquire from Seller Parties, all of Seller Parties' right, title, and interest in, to, and under all of the properties, assets, privileges, rights, interests and claims for interests, tangible and intangible, which relate primarily to, are used primarily in connection with, or which are otherwise material to the operation of any of the Facilities, including, without limitation, the following (collectively, the "Assets"):
                    ------

          (a)  Real Property.  All Real Property, including without limitation,
               -------------
all storage and transshipment sites owned in fee, storage facility leases and other surface leases, buildings, structures, fixtures, stations, facilities, improvements, land, leases, buildings, Rights-of-Way, and other rights and interests in and to real property and appurtenances thereto owned by Seller Parties and relating to or used in connection with any portion of the Facilities, all as more particularly described in Schedule 2.1(a);
                                                  ---------------

          (b)  Personal Property.  The Facilities, including but not limited to
               -----------------
refined petroleum product pipelines, stations, field vehicles, computer equipment and software, communication equipment, spare parts inventory, machinery, equipment, tanks, pumps, pipe, engines, valves, meters, tools, fire equipment, parts, supplies and other equipment and tangible and intangible personal property relating to or currently used in connection with any portion of the Facilities;

          (c)  Contract Rights.  All Assigned Contracts, comprised of both
               ---------------
commercial contracts (the "Assigned Commercial Contracts") and other miscellaneous minor contracts (the "Assigned Miscellaneous Contracts"), all as more particularly described in Schedule 2.1(c);
                               ---------------

          (d)  Books and Records.  All Books and Records; and
               -----------------

          (e)  Permits.  All Permits relating to or used in connection with any
               -------
portion of the Facilities.

     2.2  Excluded Assets.  The Assets to be sold by the Seller Parties to the
          ---------------
relevant Buyer Parties hereunder shall not include the facilities and/or properties, if any, identified in Schedule 2.2.
                                  ------------

     2.3  Inventory Measurement.  On the Effective Date, the Buyer Parties will
          ---------------------
take custody of the inventories of refined petroleum products located in the pipelines and the aboveground storage tanks associated with the Storage and Truck Terminals ("Petroleum Product Inventories"), as well as Seller Parties' inventories of additives, dyes and drag reducer (collectively, the "Mixed Inventories") and transmix (the "Transmix Inventory"). The Parties will measure the Petroleum Product Inventories as of the Effective Date pursuant to the inventory measurement protocol set forth as Schedule 2.3. The Buyer Parties
                                            ------------
shall not be conveyed or receive title to or ownership of the Petroleum Product Inventories, but shall receive title to and ownership of the Mixed Inventories, Transmix Inventory and sediment in the tanks at all terminals comprising the Assets.

     2.4  Title and Risk of Loss.  Title and risk of loss with respect to the
          ----------------------
Assets shall pass to the relevant Buyer Parties on the Effective Date.

SECTION 3.  PURCHASE PRICE
            --------------

     3.1  Purchase Price.  The purchase price of the Assets shall be the sum
          --------------
of Sixty-One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($61,750,000.00), plus (a) an additional sum for Seller Parties' Mixed Inventories based upon Seller Parties' cost, with quantities to be measured by the Parties as of the Effective Date, and plus (b) an additional sum for Seller Parties' Transmix Inventory, such sum to be calculated at a price per gallon based upon the following formula: Purchase Price/Gallon = 65% x Platt's Chicago Pipeline Mean Price for high sulfur diesel on the Closing Date, plus 35% x Platt's Chicago Pipeline Mean Price for conventional 87 unleaded gasoline on the Closing Date, less $0.09 per gallon (collectively, the "Purchase Price"). The Purchase Price shall be the amount to be paid by Buyer Parties in consideration of the transfer of the Assets and the other undertakings of the Seller Parties hereunder and shall be subject to adjustment as provided herein. Buyer Parties shall arrange to have the Purchase Price delivered to Seller Parties at Closing by wire transfer in immediately available funds to an account previously designated by Seller.

SECTION 4.  CERTAIN CONTRACTUAL OBLIGATIONS
            -------------------------------

     4.1  Certain Contractual Obligations.  In connection with the sale of the
          -------------------------------
Assets hereunder, upon Closing, the Buyer Parties shall perform and satisfy the obligations arising under the Intangibles at and after the Effective Date.

     4.2  Razorback Operating Agreement.  Buyer Parties, at Closing, shall enter
          -----------------------------
into an operating agreement with the appropriate Seller Party, substantially in the form of Exhibit 4.2 attached hereto.
            -----------

     4.3  East Chicago Tank Lease Storage Agreement.  The appropriate Buyer
          -----------------------------------------
Party, at Closing, shall enter into a tank storage agreement with TPSI substantially in the form of Exhibit 4.3 attached hereto.
                             -----------

     4.4  Hartsdale Storage Tank Lease Agreement.  The appropriate Buyer Party,
          ---------------------------------------
at Closing, shall enter into a tank storage lease agreement with TPSI substantially in the form of Exhibit 4.4 attached hereto.
                             -----------

     4.5  Transition Services Agreement.  Buyer Parties and Seller Parties, at
          -----------------------------
Closing, shall enter into a transition services agreement substantially in the form of Exhibit 4.5 attached hereto.
        -----------

     4.6  Tariff Rates.  Seller Parties shall file, or cause to be filed, with
          ------------
the Federal Energy Regulatory Commission ("FERC"), on or before May 31, 2001, a
                                           ----
tariff filing substantially in the form of the tariff filing attached hereto as
Schedule 4.6.
-------------

     In addition to the foregoing, neither Seller Parties, nor any Affiliate of Seller Parties, shall protest or challenge in any administrative proceeding before the FERC or any state regulatory agency any tariff adopted or filed by Buyer Parties with respect to the Assets for a period of five (5) years following the Effective Date; provided, however, that Buyer Parties, in consideration thereof, covenant and agree, for a period of six (6) months from and after the Effective Date, not to (i) amend the tariff rates set forth in
Schedule 4.6 in a manner adverse to the Seller Parties, or (ii) file for any
------------
rate increases with respect to the Facilities, for a period of at least six (6) months from and after the Effective Date.

     4.7  TPSI Marketing Activities.  Seller Parties shall cause TPSI to
          -------------------------
continue to engage in trading and marketing activities in connection with the Assets substantially in accordance with its past practices for a period not less than six (6) months following the Effective Date. If, and to the extent that, TPSI ceases such trading and marketing activities following such six-month period, TPSI shall, at the Buyer Parties' option, assign to Buyer Parties any and all product exchange agreements, terminaling agreements, supply and delivery agreements held by TPSI and associated with the Assets.

     4.8  TPSI Terminaling Services Agreement.  At Closing, TPSI and Terminals
          -----------------------------------
will enter into a Terminaling Services Agreement substantially in the form of
Exhibit 4.8 attached hereto.
-----------

     4.9  TPSI Supply Services Agreement.  At Closing, TPSI and Terminals will
          ------------------------------
enter into a Terminal Supply Services Agreement substantially in the form of
Exhibit 4.9 attached hereto.
-----------

     4.10 Remediation Access Agreement.  Buyer Parties and Seller Parties, at
          ----------------------------
Closing, shall enter into a Remediation Access Agreement substantially in the form of Exhibit 4.10 attached hereto.
        ------------

     4.11 BP Letter Agreement.  Buyer Parties and Seller Parties, at Closing,
          -------------------
shall enter into a BP Letter Agreement substantially in the form of Exhibit 4.11
                                                                    ------------
attached hereto.

     4.12 Heyworth-Menard Letter Agreement.  Buyer Parties and Seller Parties,
          --------------------------------
at Closing, shall enter into a Heyworth-Menard Agreement substantially in the form of Exhibit 4.12 attached hereto.
        ------------

     4.13 Notification of Post-Effective Date Non-Compliance.  Subsequent to
          --------------------------------------------------
the Effective Date, the Buyer Parties shall promptly notify each of the Seller Parties in writing of any notice of claim, audit, breach or item of non-compliance (whether by act or omission) of any local, state or federal regulation governing the Assets and Facilities and/or its operation or condition, whether environmental or mechanical in nature and received by any of the Buyer Parties, from any local, state or federal governmental authority or agency, which claim, audit, breach or item of non-compliance relates in time to any of the Seller Parties' period of ownership of the Assets and Facilities. Notwithstanding any indemnity by any of the Seller Parties therefor contained in this Agreement, such notice shall describe the audit, or asserted claim, breach or item of non-compliance in reasonable detail and shall also include copies of any notices and other documents received from any such governmental authority or agency in respect of any such asserted claim, audit, alleged breach or item of non-compliance. To the extent Seller Parties assume financial responsibility for any such claim, audit, alleged breach or item of non-compliance, Buyer Parties agree not to respond to or engage in settlement negotiations with respect to any such controversies without first conferring with the Seller Parties.

     4.14 Retained Liabilities.  Except for the express assumption by a Buyer
          --------------------
Party of certain obligations as provided herein and notwithstanding any other provision of this Agreement, none of the Buyer Parties shall assume or be bound by, and each of the Seller Parties hereby acknowledges the retention of, any duties, responsibilities, obligations or Liabilities of each of the Seller Parties of any kind whatsoever whether or not related to the any of the Assets, whether or not such duties, responsibilities, obligations or Liabilities are disclosed on any Schedules attached hereto, relating to ownership and operation of the Assets prior to the Effective Date (the "Retained Liabilities"; provided
                                                --------------------
that the term "Retained Liabilities" shall not include "Retained Environmental
              ----------------------                    ----------------------
Claims" or "Environmental Loss" the indemnification for which is governed by
------     --------------------
Section 13).  Nothing contained in the Schedules hereto shall increase, decrease
----------                             ---------
or modify in any way whatsoever any Buyer Party's pre-Effective Date obligations under Section 4.1, nor result in any Buyer Party becoming responsible for any
      -----------
Liabilities or duties of any of the Seller Parties.

     4.15 Consent of Third Parties.  Nothing in this Agreement shall be
          ------------------------
construed as an attempt by any of the Seller Parties to assign to any of the Buyer Parties pursuant to this Agreement any Contract, Permit, franchise, claim or asset included in the Assets that is by its terms or by Law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given or obtained (a "Non-Assignable Contract")
                                               -----------------------
excluding, however, those Rights of Way listed on Schedule 7.12 hereof, which
                                                  -------------
shall be governed by the provisions of Section 7.12.  To the extent that any
                                       ------------
consent in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, Buyer Parties may elect to proceed with the Closing, in which case, each of the Seller Parties shall continue to use Reasonable Efforts to obtain any such consent or novation after the Closing Date until such time as it shall have been obtained, and each of the Seller Parties shall cooperate with each of the Buyer Parties in any economically feasible arrangement to provide that the appropriate Buyer Party shall receive the interest of any of the Seller Parties in the benefits under such Non-Assignable Contract, including, without limitation, performance by each of the Seller Parties as agents if economically feasible. Each of the Seller Parties shall pay and discharge, and shall indemnify and hold harmless each of the Buyer Parties and their Affiliates from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or novation whether before or after the Closing Date. Nothing contained in this Section
                                                                     -------
4.15 or elsewhere in this Agreement shall be deemed a waiver by any of the Buyer
----
Parties of their right to have received on the Closing Date an effective assignment of all of the Assets, nor shall this Section 4.15 or any other
                                                ------------
provision of this Agreement be deemed to constitute an agreement to exclude from the Assets any Non-Assignable Contracts. Notwithstanding the foregoing, in the event Seller Parties are not able to obtain a required consent with respect to a Right of Way agreement or license agreement before or after the Effective Date despite Seller Parties'

Reasonable Efforts, then such a Right of Way agreement or license agreement shall be deemed a Non-Consent Right of Way (as defined in Section 7.12 of this Agreement), and the provisions of Section 7.12 shall apply to any such agreements including the restrictions on Buyer Parties' activities regarding the Non-Consent Right of Way and Seller Parties' indemnification obligation to Buyer Parties with respect thereto.

     4.16 Computer Software Licenses.  At Closing, Seller Parties shall assign
          --------------------------
to Buyer Parties licenses covering those non-proprietary software products set forth on Schedule 5.20 hereof, to the extent such licenses are assignable.
         -------------
Buyer Parties understand and agree that Seller Parties are not licensing or sublicensing or assigning to Buyer Parties any desktop or laptop computer software (e.g. Excel, Word, Lotus Notes). Buyer Parties shall make provision for obtaining licenses and software for their own desktop and laptop computer software for such computers and will not use Seller Parties' desktop or laptop computer software currently loaded on such computers. Notwithstanding the foregoing, the Parties acknowledge that the software on the desktop and/or laptop computers being acquired by Buyer Parties as part of the Assets may contain information such as spreadsheets necessary for the operation of the Facilities. In such case, Seller Parties will retrieve and deliver to Buyer Parties at Closing all such information in appropriate format, either on disk or hard copy.

     4.17 Software License Agreement.  Buyer Parties and Seller Parties, at
          --------------------------
Closing, shall enter into a Software License Agreement substantially in the form of Exhibit 4.17 attached hereto.
   ------------

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES
            ------------------------------------------------

     Seller Parties, jointly and severally, represent and warrant to each of the Buyer Parties as follows:

     5.1  Organization and Good Standing.  TransMontaigne Inc. is a corporation
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and TransMontaigne Pipe Line Inc. and TransMontaigne Terminaling Inc. are each corporations duly organized, validly existing and in good standing under the laws of the State of Arkansas, each having all necessary power and authority to carry on its respective business as presently conducted and to own, lease, and operate all properties and assets now owned, leased or operated by it, and each of TPI and TTI, is duly qualified to do business as a foreign corporation and in good standing in the States of Ohio, Indiana, Illinois and Iowa.

     5.2  Authority; Authorization of Agreement.  Each of the Seller Parties or
          -------------------------------------
relevant Affiliate thereof, if any, has all requisite corporate power and authority to execute and deliver the Transaction Documents, to consummate the transactions contemplated thereby and to perform all the terms and conditions hereof to be performed by it. Such execution, delivery and performance of the Transaction Documents by each of the Seller Parties, or the relevant Affiliate thereof, if any, and the consummation of the transactions contemplated hereby and thereby will be duly authorized and approved by all requisite corporate action. Each Transaction Document will be duly executed and delivered by the each of the Seller Parties or its Affiliate and will constitute the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

     5.3  No Violation.  The Transaction Documents and the execution and
          ------------
delivery hereof and thereof by each of the Seller Parties, or the relevant Affiliate thereof, does not, and the fulfillment and compliance with the terms and conditions hereof, and the consummation of the transactions contemplated hereby or thereby will not:

          (a) violate or conflict with any provision of the relevant Seller Party's corporate charter or other organizational or governance documents of the relevant Seller Party;

          (b) violate or conflict with any provision of any Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon any Seller Party;

          (c) constitute a Default under, or accelerate or permit the acceleration of performance required by, or require any consent or approval under (except for the filings under the HSR Act), any Law, order, judgment, decree, Permit or Contract to which a Seller Party is a party or by which it is bound or to which any of the Assets is subject; or

          (d) result in the creation of or imposition of any Lien upon any of the Assets.

     5.4  Compliance with Laws; Taxes; Permits.
          ------------------------------------

          (a)  Except as disclosed in Schedule 5.4, to the best knowledge of
                                      ------------
each of the Seller Parties, none of the Seller Parties is in violation of or in Default under any Law, governmental determination, court or other order, governmental certification requirement or other public limitation; and

          (b)  Except as disclosed in Schedule 5.4, each of the Seller Parties
                                      ------------
has filed in a timely manner all reports, returns and forms as may have been required under applicable Laws, including without limitation, all required federal, state and local income, sales, use, property and franchise Tax Returns, and has paid (except amounts for Taxes being diligently contested in good faith by appropriate procedures and disclosed in Schedule 5.4) all required Taxes or
                                           ------------
similar assessments including any interest, penalties or additions attributable thereto shown as due on all such filings. No Liens, Proceedings or other actions which are pending, open or to the best knowledge of Seller, threatened seek the assessment or collection of the additional Taxes of any kind from any Seller Party specifically relating to any portion of the Assets, and to the best knowledge of each of Seller Parties, no other examination by the Internal Revenue Service or any other taxing authority affecting any portion of the Assets is now pending. Taxes which any Seller Party was required by Law to withhold or collect in respect to the Assets have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by each of the Seller Parties for such payment when due and payable.

          (c)  Except as disclosed in Schedule 5.4, to the best knowledge of
                                      ------------
each of the Seller Parties (i) each Seller Party has all Permits necessary for the operation of the Facilities as currently conducted by it, (ii) each such Permit is in full force and effect, and (iii) each of the Seller Party is in compliance with all its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof.

     5.5  Assigned Contracts and Rights-of-Way.  Except as disclosed in
          ------------------------------------
Schedule 5.5, to the best knowledge of each of the Seller Parties, none of the
------------
Seller Parties is in, nor has any Seller Party received written notice of, Default, in any material respect, under any Assigned Miscellaneous Contract or any Right-of-Way to which it is a party, or by which it or the Assets are bound. Except as disclosed in Schedule 5.5, none of the Seller Parties is in, nor has
                       ------------
any Seller Party received written notice of, Default, under any Assigned Commercial Contract to which it is a party, or by which it or the Assets are bound. To the best knowledge of each of the Seller Parties, all Assigned Miscellaneous Contracts and Rights-of-Way represent valid, binding and enforceable agreements of each of the Seller Parties thereto, and to the best knowledge of each of the Seller Parties, all other Third Parties thereto, subject to applicable bankruptcy, insolvency, or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and there is no pending modification or cancellation of same. All Assigned Commercial Contracts represent valid, binding and enforceable agreements of each of the Seller Parties thereto, and to the best knowledge of each of the Seller Parties, all other Third Parties thereto, subject to applicable bankruptcy, insolvency, or other similar Laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and there is no pending modification or cancellation of same. Each of the Seller Parties has made available to the Buyer Parties true, correct and complete copies of all Assigned Contracts and Rights-of-Way affecting the Assets, as currently operated. In connection with all leases, if any, encumbering the Assets, to the best knowledge of the Seller Parties, (i) no tenant has or has claimed any claim, offset, right or recoupment of defense against the landlord under a lease or otherwise, (ii) all obligations of the landlord required to be performed under all such leases prior to Closing, have been and will be, fully performed by the applicable Seller Party, and (iii) no tenant has any option or right of first refusal to purchase all or any portion of the Assets.

     5.6  Assets  Except for the Excluded Assets disclosed in Schedule 2.2,
          ------                                              ------------
the Assets constitute all of the properties, rights and assets necessary for the operation of, relating to or used in connection with the Facilities.

     5.7  Title to Assets.  Except as disclosed in Schedule 5.7, each of the
          ---------------                          ------------
Seller Parties has good, valid, and marketable title to the Assets which it owns, or, in the case of leased Assets for which it leases, the valid right to possession of the same pursuant to valid leases or other agreements, in each case free and clear of all Liens, except for the Permitted Encumbrances and except for leaseholds, easements, encumbrances, Liens, effects and special assessments of record which would not materially affect the marketability or the current use of the Asset.

     5.8  Operation of Facilities.  Except as disclosed in Schedule 5.8, the
          -----------------------                          ------------
Facilities have been maintained and operated in accordance with each of the Seller Parties' normal operating practices and are in good operating condition, repair and maintenance, subject only to ordinary wear and tear.

     5.9  Environmental Compliance
          ------------------------

          (a)  Except as disclosed in the Baseline Audit Report attached as
Schedule 5.9, to the best knowledge of each of the Seller Parties, the Assets
-------------
are in compliance with applicable Environmental Laws;

          (b) To the best knowledge of each of the Seller Parties, each of the Seller Parties has furnished or made available to the Buyer Parties all Books and Records in each Seller Party's custody or control relating to environmental conditions at the Facilities and the compliance of the Assets with Environmental Laws;

          (c)  Except as disclosed in Schedule 5.9, to the best knowledge of
                                      ------------
each of the Seller Parties, there are no past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which will prevent continued substantial compliance of the Assets with applicable Environmental Laws and the terms and conditions of any Permits;

          (d)  Except as disclosed in Schedule 5.9, none of the Seller Parties
                                      ------------
has received any written notice from any Governmental Authority of any actual or potential non-compliance with the terms and conditions of any Permits with respect to any portion of the Assets; and

          (e)  Except as disclosed in Schedule 5.9, none of the Seller Parties
                                      ------------
has received any written notice of any filing to commence any civil, criminal or administrative Proceeding involving the Assets which arise under any applicable Environmental Laws.

     5.10 Books and Records.  The Books and Records have been maintained in
          -----------------
accordance with good business practices and all financials relating to or depicting the past and current operations of the Assets have been prepared in accordance with GAAP and fairly and accurately present the financial condition of the Assets, except where projections have been made, in which case the assumptions upon which the projections have been based are noted therein.

     5.11 Litigation.  Except as disclosed in Schedule 5.11, there is no
          ----------                          -------------
Claim or Proceeding or, to the best knowledge of each of the Seller Parties, threatened Claim or Proceeding against any Seller Party or any of its Affiliates
(i) involving, directly or indirectly, any of the Assets or seeking to prevent or challenge any of the transactions contemplated by any Transaction Document at law or in equity, by or before any Governmental Authority or any arbitrator or mediator which on the date hereof is still pending or threatened, and which, if adversely determined, would impair or prohibit the consummation of the transactions contemplated hereby. Except as set forth in Schedule 5.11, there
                                                          -------------
are no orders, writs, judgments, stipulations, injunctions, decrees, determinations, awards or other decisions of any Governmental Authority, or any arbitrator or mediator, outstanding against any Seller Party, or any of the Assets.

     5.12 No Broker.  None of the Seller Parties has retained or employed any
          ---------
broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this

Agreement and the transactions contemplated hereby in a manner so as to give rise to any claims against any of the Parties for any brokerage commission, finder's fee or other similar payment.

     5.13 Credit Facility Release/Third Party Consents.  All of the Assets have
          --------------------------------------------
previously been pledged by each of the Seller Parties as security to Fleet National Bank N.A., as agent for Fleet National Bank and other secured lenders signatory to that certain Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, as amended and that certain Amended and Restated Master Shelf Agreement dated February 11, 2000, as amended (collectively, the "Credit
                                                                        ------
Facility"). Except with respect to the necessity to obtain a release of the
--------
Credit Facility lien upon the Assets (the "Credit Facility Lien"), and except as set forth on Schedule 5.13 with respect to the assignment of certain Rights of
             -------------
Ways, easements and licenses, to the best knowledge of each of the Seller Parties, no other third party consent, approvals, waiver or authorization of any third party are required to be obtained in connection with the execution and delivery of this Agreement by any Seller Party, or the consummation by Seller Parties of the transactions contemplated hereby.

     5.14 Governmental Approval.  Except with respect to the HSR Act, no
          ---------------------
consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made in connection with the execution and delivery of this Agreement by any of the Seller Parties or the consummation by any of the Seller Parties of the transactions contemplated hereby.

     5.15 Public Utility Holding Company Act.  None of the Seller Parties nor
          ----------------------------------
any of their respective Affiliated Companies is a "holding company", or a
                                                   ---------------
"subsidiary company" of a "holding company" or an "affiliate" of a "holding
 ------------------        ---------------         ---------        -------
company" within the meaning of the Public Utility Holding Company Act of 1935,
-------
as amended.

     5.16 Operating Statements.  The Seller Parties have delivered the Buyer
          --------------------
Parties correct and complete copies of compiled financial and operating statements, prepared by management in good faith, with respect to the operations of the Assets for Seller Parties' fiscal years 1999, 2000 and fiscal year 2001 through May 31, 2001. All such operating statements are referred to herein collectively as the "Operating Statements." Complete and correct copies of the
                     --------------------
Operating Statements are attached hereto as Schedule 5.16.  The information
                                            -------------
contained in the Operating Statements is accurate in all material respects and
(a) presents fairly the  results of operations (as prepared in accordance with
GAAP) of the Assets for the periods indicated therein and (b) does not include any assets that are not intended to constitute part of the Assets after giving effect to the transactions contemplated hereby. Such Operating Statements reflect all revenue and costs that historically have been received or incurred by each of the Seller Parties with respect to the operation of the assets; however, the results of operations set forth in the Operating Statements are not intended to be indicative of, or a guarantee of, future performance. The date of May 31, 2001 is referred to hereafter as the "Operating Statement Date."
                                                 -------------------------

     5.17 Certain Personal Property.  Schedule 5.17 sets forth a list by way of
          -------------------------   -------------
example only, which list is not all inclusive or exhaustive of the types of material items of tangible personal property that are to be conveyed to the Buyer Parties. Such personal property is usable in the ordinary course of the business of the Assets, normal wear and tear excepted. To the best knowledge of each of the Seller

Parties, such tangible personal property may be used in the normal course of business as currently conducted by each of the Seller Parties.

     5.18 Real Property.
          -------------

     (a)  Schedule 2.1(a) contains a complete and accurate description of all
          ---------------
Real Property and Schedule 5.18(a) contains a complete and accurate description
                  ----------------
of all Liens and Permitted Encumbrances thereon. Each of the Seller Parties owns, as set forth below, all Real Property listed under its name in Schedule
                                                                     --------
2.1(a).
------

     (b)  Except as set forth in Schedule 5.18(b):
                                 ----------------

          (i) each of the Seller Parties has good and marketable, fee simple title, to its Real Property free and clear of any Lien (excluding the Credit Facility Lien), and subject only to the Permitted Encumbrances;

          (ii) the legal descriptions for the Real Property contained in the respective deeds thereof describe the properties fully and adequately. To the best knowledge of each Seller Party, all structures, fixtures, facilities and improvements to the Real Property ("Structures") are located within the
                                    ----------
boundary lines of the Real Property and no Structures on any parcel adjacent to the Real Property encroach onto any portion of the Real Property;

          (iii) to the best knowledge of each Seller Party, no Structures encroach on any easement which burdens any portion of the Real Property that is an Asset, and none of the Real Property that is an Asset encroaches upon the Real Property of any Person;

          (iv) to the best knowledge of each Seller Party, each of the Seller Parties has the right of physical and legal ingress and egress to and from all its Real Property for all usual street, road and utility purposes and, to each of the Seller Parties' best knowledge, no conditions exist that would result in the termination of such ingress and egress;

          (v) to the best knowledge of each Seller Party, all Structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property that is an Asset, including, without limitation, the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, communications, mechanical, water, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, and other material items at the Real Property that is an Asset (collectively, the "Tangible Real Assets"), are free of material defects; are in
                    --------------------
good operating condition and repair, normal wear and tear excepted; and are fit for the particular purpose for which they are currently used. For purposes of this Section 5.18(b)(v), a material defect shall mean a condition relating to
     ------------------
any Structure or any structural, mechanical or physical system which requires an expenditure of more than $50,000 to eliminate or mitigate such circumstance. To the knowledge of each Seller Party, there is no water, chemical or gaseous seepage, diffusion or other intrusion into said Real Property, including, without limitation, any subterranean portions, that impair or could impair the beneficial use of the Real Property that is an Asset, Structures or any Tangible Real Asset;

          (vi) to the best knowledge of each Seller Party, all water, sewer, gas, electric, telephone, communications and drainage facilities, and all other utilities required by any applicable Law are connected pursuant to valid permits to municipal or public or other utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property as currently utilized and are in compliance with the requirements of all Laws in the operation of the Facilities as currently conducted;

          (vii) to the best knowledge of each Seller Party, the Real Property and all present uses and operations of the Real Property comply in all respects with all applicable Laws, Court Orders, Governmental Permits, or restrictions of any Government Authority having jurisdiction over any portion of the Real Property (including, without limitation, those relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property that is an Asset. Each of the Seller Parties has obtained all material approvals of Governmental Authorities (including, without limitation, certificates of use and occupancy, licenses and permits) required in connection with the construction, repair, maintenance, ownership, use, occupation of its Real Property and operation of the Facilities;

          (viii) to the best knowledge of each Seller Party, none of the Structures, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, violates any restrictive covenant or encroaches on any real property owned by others. To the best knowledge of each Seller Party, the Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use and is not the subject of a special use permit under any applicable Law;

          (ix) to the best knowledge of each Seller Party, there are no pending, or to the knowledge of each Seller Party, threatened, condemnation, fire, health, safety, environmental, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property that is an Asset or any other matters that do or may adversely affect the current use, occupancy or value thereof, nor has any Seller Party received notice of the filing and commencement of special assessment proceedings affecting any portion of the Real Property;

          (x) no Third Party is in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other Contracts granting to any Third Party the right of use or occupancy of any portion of the Real Property;

          (xi) there are no outstanding options, rights of first offer or rights of first refusal or other similar Contracts or rights to purchase the Real Property, or any portion thereof or interest therein. No Seller Party has transferred any air, mineral or development rights relating to its Real Property;

          (xii) all Real Property Taxes (and applicable penalties and interest, if any) that are due and payable with respect to the Real Property that is an Asset have been paid or will be paid when due ; and

          (xiii) to the best knowledge of each Seller Party, all material licenses, permits and authorizations required for the efficient use of and conduct of operations on the Real Property as currently conducted and all other Contracts pursuant to which any Seller Party has obtained the right to use any Real Property are in good standing, valid and effective in accordance with their respective terms, and there is no Default under any of such licenses, permits, authorizations, or Contracts.

     5.19 Assigned Contracts.
          ------------------

          (a) Each of the Seller Parties has made available to the Buyer Parties copies complete in all material respects of all written Assigned Contracts that are related to the operation of the Facilities or the use of the Assets, together with all amendments thereto, and reasonable descriptions of all material terms of all oral Assigned Contracts, set forth or required to be set forth on Schedule 2.1(c).
         ---------------

          (b)  The Assigned Contracts listed in Schedule 2.1(c) and any
                                                ---------------
Assigned Contracts not listed on Schedule 2.1(c), are referred to herein as the
                                 ---------------
"Seller Contracts." To the best knowledge of each of the Seller Parties, no
 ----------------
Seller Party is in Default under any Assigned Miscellaneous Contract or any Assigned Contract not listed on Schedule 2.1(c) which comprises a portion
                                ---------------
of the Seller Contracts (including, without limitation, any Real Estate leases and non-Real Estate leases). No Seller Party is in Default under any Assigned Commercial Contract. To the best knowledge of each of the Seller Parties, no Seller Party has received any communication from, or given any communication to, any other party indicating that any Seller Party or such other party, as the case may be, is in Default under any Assigned Miscellaneous Contract or any Assigned Contract not listed on Schedule 2.1(c) which comprises a portion of the
                                ---------------
Seller Contracts. No Seller Party has received any communication from, or given any communication to, any other party indicating that any Seller Party or such other party, as the case may be, is in Default under any Assigned Commercial Contract. To the best knowledge of each of the Seller Parties, (i) none of the other parties in any Assigned Miscellaneous Contract or any Assigned Contract not listed on Schedule 2.1(c) which comprises a portion of the Seller Contracts
              ---------------
is in Default thereunder and (ii) each Assigned Miscellaneous Contract or any Assigned Contract not listed on Schedule 2.1(c) which comprises a portion of
                                ---------------
the Seller Contracts is enforceable against any other parties thereto in accordance with terms thereof subject to applicable bankruptcy insolvency, or other similar Laws relating to or affecting the enforcement of creditor's rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). With regard to the Assigned Commercial Contracts, (i) none of the other parties in any Assigned Commercial Contract in Default thereunder and (ii) each Assigned Commercial Contract is enforceable against any other parties thereto in accordance with terms thereof subject to applicable bankruptcy insolvency, or other similar Laws relating to or affecting the enforcement of creditor's rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     5.20 Software.  Schedule 5.20 contains a complete list of all the software
          --------   -------------
products and custom software that each of the Seller Parties owns or licenses from a Third Party that is related to the operation of any of the Facilities or use of any Asset. To the best knowledge of each of the Seller Parties, the use of such software products and custom software by any of the Seller Parties does not violate any rights of any other Person, and to the best knowledge of each of the Seller Parties, none of the Seller Parties has received any written communication alleging such a violation.

     5.21 Employee Relations.  No Seller Party is (a) party to, involved in or,
          ------------------
to any Seller Party's knowledge, threatened by, any labor dispute or unfair labor practice charge, (b) currently a party to any collective bargaining agreement or (c) currently negotiating any collective bargaining agreement. No Seller Party has experienced during the last three years any work stoppage.

     5.22 ERISA.  For purposes of the following provisions of this Section 5.22,
          -----                                                    ------------
the term "Seller Party" includes any ERISA Affiliate.
          ------------

          (a) No Seller Party currently maintains or contributes to a multi-employer plan (as defined in Section 3(37) of ERISA), and no Seller Party has incurred any Liability with respect to, or arising from, a multi-employer plan.

          (b) Nothing has occurred with respect to the design or operation of any benefit plan maintained by any Seller Party that is intended to meet section 401(a) of the Code (a "Qualified Plan") that could cause the loss of such
                       --------------
qualification or exemption or the imposition of any Liability or Tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with any current Law. To the best knowledge of each of the Seller Parties, each of the Qualified Plans, if any, has been determined by the Internal Revenue Service to be qualified under section 401(a) of the Code and exempt from tax under section 501(a) of the Code, and each such determination remains in effect and has not been revoked.

          (c) As a result of the Transaction, no Buyer Party will be subject to any Liability with respect to any benefit plan under the requirements of ERISA, the Code or any Laws.

     5.23 Absence of Certain Changes.  Except as contemplated by this Agreement,
          --------------------------
the business including the Assets has been conducted in the ordinary course since the Operating Statement Date, and except as disclosed in Schedule 5.23,
                                                               -------------
there has not been with respect to any Seller Party any of the items specified below since the Operating Statement Date:

          (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

          (b) any increase in the compensation payable or to become payable to any employee, nor any other change in any employment or consulting arrangement with respect to employees or consultants currently performing services upon or with respect to the Assets;

          (c) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

          (d) other than in the ordinary course of business, any waiver or release of any mutual claim or right or cancellation of any debt held; or

          (e) any payments to any Affiliate of any Seller Party, other than wages and other payments and reimbursements in accordance with Seller Parties' past practices.

     5.24 Customers and Suppliers.  Except as disclosed in Schedule 5.24, each
          -----------------------                          -------------
of the Seller Parties has used Reasonable Efforts to maintain, good working relationships with all shippers, terminal throughputters and exchange parties on the Facilities. Except as specified in Schedule 5.24, to the best knowledge of
                                        -------------
each of the Seller Parties, no pipeline shipper or Storage or Truck Terminal customer has, since May 31, 2001, given any Seller Party notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with any Seller Party.

     5.25 No Other Representations or Warranties.  Except for the
          --------------------------------------
representations and warranties of each of the Seller Parties in this Agreement and the certificates, documents, instruments and writings delivered to any of the Buyer Parties by or on behalf of any of the Seller Parties pursuant to this Agreement, neither Seller Party nor any other Person makes or shall be deemed to have made any other representations or warranties on behalf of any Seller Party, express or implied, and each of the Seller Parties hereby disclaims any such representations and warranties, whether by any Seller Party, any Seller Party's employees, agents or representatives, or any other Person. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ASSETS AND THE FACILITIES ARE SOLD TO EACH BUYER PARTY "AS IS, WHERE IS" WITH ALL FAULTS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN,
 ---------------
EACH OF THE SELLER PARTIES HEREBY EXPRESSLY DISCLAIMS AND NEGATES TO EACH BUYER PARTY AND ALL THIRD PERSONS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, PERFORMANCE, CONDITION, CERTIFICATE, MAINTENANCE, OR SPECIFICATION.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES.
            -----------------------------------------------

     Buyer Parties, jointly and severally, represent and warrant to each of the Seller Parties as follows:

     6.1  Organization and Good Standing.  Each of the Buyer Parties is a
          ------------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to carry on its business as presently conducted and to own, lease and operate all properties and assets now owned, leased and operated by it.

     6.2  Authority; Authorization of Agreement.  Each of the Buyer Parties has
          -------------------------------------
all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by each of the Buyer Parties and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite member action on the part of each of the Buyer Parties. This Agreement has been duly executed and delivered by each of the

Buyer Parties and constitutes the legal, valid and binding obligation of each of the Buyer Parties, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditor's rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6.3  No Violation.  The Transaction Documents and the execution and
          ------------
delivery hereof and thereof by each of the Buyer Parties does not, and the fulfillment and compliance with the terms and conditions hereof, and the consummation of the transactions contemplated hereby or thereby will not:

          (a) violate or conflict with any provision of the relevant charter or other organizational or governance documents of the relevant Buyer Party;

          (b) violate or conflict with any provision of any Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon any Buyer Party; or

          (c) conflict with or result in a breach of, constitute a Default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of performance required by, or require any consent or approval (except for the filings under the HSR Act) under any Law, order, judgment, decree, Permit or Contract to which any of the Buyer Parties is a party or by which it is bound or to which any of its properties is subject.

     6.4  No Broker.  None of the Buyer Parties has retained or employed any
          ---------
broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this Agreement and the transactions contemplated hereby in a manner so as to give rise to any claims against any of the Parties for any brokerage commission, finder's fee or other similar payment.

     6.5  Governmental Approval.  Except with respect to the HSR Act, no
          ---------------------
consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made in connection with the execution and delivery of this Agreement by any of the Buyer Parties or the consummation by any of the Buyer Parties of the transactions contemplated hereby.

     6.6  Public Utility Holding Company Act.  None of the Buyer Parties or any
          ----------------------------------
of their Affiliated Companies is a "holding company", or a "subsidiary company"
                                    ---------------         ------------------
of a "holding company" or an "affiliate" of a "holding company", as such terms
      ---------------         ---------
are defined in the Public Utility Holding Company Act of 1935 and related rules and regulations.

     6.7  No Other Representations and Warranties.  Except for the
          ---------------------------------------
representations and warranties of each of the Buyer Parties in this Agreement and the certificates, documents, instruments and writings delivered to any of the Seller Parties by or on behalf of any of the Buyer Parties pursuant to this Agreement, none of the Buyer Parties nor any other Person makes or shall be deemed to have made any other representations or warranties on behalf of any of the Buyer Parties, express or implied, and each of the Buyer Parties hereby disclaims any such representations or warranties, whether by any of the Buyer Parties, any of Buyer Parties' employees, agents or representatives, or any other Person.

SECTION 7.  CONDUCT AND PRE-CLOSING COVENANTS OF THE PARTIES
            ------------------------------------------------

     7.1  HSR Filing.  Each Party shall (a) promptly file with the Department of
          ----------
Justice and the Federal Trade Commission the notification and report form required for the transactions contemplated hereunder by the HSR Act, requesting early termination of the waiting period thereunder, (b) respond promptly to any inquiries from the DOJ or the FTC in connection with such filings and (c) comply in all material respects with the requirements of the HSR Act. Each of the Seller Parties and each of the Buyer Parties shall cooperate with each other and promptly furnish all information to the other Party that is necessary in connection with the Parties' compliance with the HSR Act. Each of the Seller Parties and each of the Buyer Parties shall coordinate their initial filing of the notification and report form so that such filings are made simultaneously. Each of the Seller Parties and each of the Buyer Parties shall each keep the other Party fully advised with respect to any requests from or communications with the DOJ or FTC and shall consult with the other Party with respect to all filings and responses thereto. In the event the DOJ or FTC imposes conditions with respect to any consent or approval that are not reasonably satisfactory to a Party, then such Party shall promptly provide the other Party with written notice of such objection and thereafter either Party may terminate this Agreement pursuant to Section 14.1. The Closing Date will be extended to the
                      ------------
extent necessary to obtain such HSR Act approval; provided, however, that if the transaction is not approved under the HSR Act consistent with the terms of this Agreement on or before August 31, 2001, or at such later date as is otherwise agreed between the Parties in writing, either Party may terminate this Agreement pursuant to Section 14.1.
            ------------

     7.2  Access and Information, Due Diligence.  Each of the Seller Parties has
          -------------------------------------
previously, and from and after the date hereof to and including the Closing Date, each of the Seller Parties shall continue to afford to each of the Buyer Parties and its officers, employees, agents and authorized representatives of each of the Buyer Parties access during normal business hours, to the Facilities, the Assets and all records pertaining thereto, including but not limited to financial and environmental records, and operating records. Each of the Seller Parties have, and shall continue to, also make available to each of the Buyer Parties personnel knowledgeable with respect thereto at any reasonable time, in order that each of the Buyer Parties may make such factual, financial, accounting, technical or legal due diligence investigation which each of the Buyer Parties considers desirable, and the officers, employees and representatives of each of the Seller Parties shall furnish each of the Buyer Parties with such environmental, operating, financial and accounting data or information as may be reasonably requested by any of the Buyer Parties in writing in order that each of the Buyer Parties may complete such due diligence investigation of the Assets and Facilities to its reasonable satisfaction, with the results of such investigation reasonably satisfactory to each of the Buyer Parties. Buyer Parties' due diligence effort shall include conversations with pipeline shippers and Storage and Truck Terminal customers of Seller Parties and Seller Parties' Affiliates.

     7.3  Continued Operation.
          -------------------

          (a) From and after the date hereof to and including the Effective Date, each of the Seller Parties shall:

               (i) continue to operate and maintain the Facilities and the Assets (A) in working order, condition, and repair that are substantially the same as on the date hereof (normal wear and tear excepted) and consistent with each of the Seller Parties' past practices and good industry practices and (B) in such a manner so that the representations and warranties of each of the Seller Parties contained herein shall be true and correct as of the Effective Date as if made on and as of the Effective Date;

               (ii) continue in effect all present insurance coverage on the Assets;

               (iii) cooperate with each of the Buyer Parties to effect an orderly transition in the ownership of the Assets;

               (iv) use Reasonable Efforts to preserve, maintain, and protect the Assets, and to protect and preserve the relationships with the Facilities' existing customers, suppliers and employees;

               (v) continue normal purchasing, rental, leasing, marketing and maintenance expenditures; and

               (vi) continue to satisfy all obligations under any material agreement to which it is party.

          (b) From and after the date hereof to and including the Effective Date, no Seller Party shall without the prior written consent of each of the Buyer Parties (which consent shall not be unreasonably withheld):

               (i) grant any easements, rights-of-way, licenses, or similar rights or enter into, terminate, modify, renew or amend any Contract which is a part of or affects the Assets;

               (ii)  abandon any Right-of-Way or Permit;

               (iii) incur any material obligation or Liability (being defined as any obligation or liability which individually or in the aggregate exceeds $100,000) in respect of the Assets;

               (iv) sell, assign, mortgage, pledge or subject to any Lien any Asset (other than the Credit Facility Lien);

               (v) make any material change in the conduct of the business or operations of the Assets; or

               (vi)  commit to any of the foregoing.

     7.4  Title to Real Property.  Prior to the Closing, each of the Buyer
          ----------------------
Parties shall have the right to inspect and examine title to the Assets. In the event such examination reveals any defects in title, which Buyer Parties determine to be material, Buyer Parties shall notify Seller Parties in writing of such material defects. For the purpose hereof, a material defect shall be defined as any individual defect, the cost of which to cure exceeds the sum of $20,000. Upon receipt of said notice, Seller Parties shall use Reasonable Efforts, including the expenditure of amounts up to and including Two Million Dollars ($2,000,000) in the aggregate to cure all such material defects to title contained in Buyer Parties' notice at Seller Parties' sole expense. If all such material defects of title contained in Buyer Parties' written notice thereof cannot be cured through the Reasonable Efforts of Seller Parties, as described in the preceding sentence, or waived by Buyer Parties on or prior to the Closing Date, Seller Parties and Buyer Parties shall attempt to agree upon an appropriate adjustment to the Purchase Price to account for such matters, failing which Buyer Parties may terminate this Agreement pursuant to Section
                                                                    --------
14.1.  Any notice given by Buyer Parties pursuant to this Section 7.4, or the
----                                                      -----------
failure to give any such notice shall not affect Buyer Parties' right to seek indemnification under Section 13.1, unless such defect has been waived by Buyer
                      ------------
Parties pursuant to this Section 7.4.
                         -----------

     7.5  Damage or Condemnation.  If the Facilities or any part thereof is
          ----------------------
damaged or condemned or condemnation proceedings affecting any part of the Assets are filed or threatened prior to the Closing Date, and the cost of the restoration or repair of such part of the Assets to its condition immediately prior to such damage or condemnation, as reasonably estimated by the Seller Parties, shall exceed $100,000, then Seller Parties shall promptly give written notice thereof to the Buyer Parties giving the full particulars of such damage or condemnation, the estimated time for completion of such restoration or repair, and Seller Parties' estimate of the cost of restoration or repair thereof (the "Damage Notice"). In any Damage Notice, Seller Parties shall also
              -------------
elect to either (i) bear all costs of repair or restoration up to a maximum of $2,000,000 or (ii) attempt to agree with Buyer Parties upon an appropriate adjustment to the Purchase Price for such matters. Within fifteen (15) days of the date of receipt by the Buyer Parties of a Damage Notice, the Buyer Parties may, at their option, give written notice either to attempt to agree with the Seller Parties upon an appropriate adjustment to the Purchase Price, or to direct the Seller Parties to proceed with the repair and restoration work. In the event the repair and restoration work is reasonably estimated by the Seller Parties to cost in excess of $2,000,000.00, the Seller Parties may decline to proceed with repair and restoration work in which event the Buyer Parties may terminate this Agreement pursuant to Section 14.1.
                                     ------------

     7.6  Notice of Default by Seller Parties.  Each of the Seller Parties
          -----------------------------------
shall give written notice to each of the Buyer Parties promptly after any Seller Party obtains knowledge of or receives any notice claiming or alleging the occurrence of:

          (a) Any Default with respect to any Assigned Contracts, Permits, or Rights-of-Way or similar rights relating to any portion of the Assets;

          (b) Any damage or losses reasonably estimated to exceed in the aggregate of $100,000 with respect to the Assets;

          (c) Any circumstance, event or omission which would result in (i) any of the Seller Parties' representations or warranties contained in this Agreement being or becoming materially inaccurate or misleading, or (ii) the creation of any Lien (excluding the Credit Facility Lien) on any of the Assets except for any Permitted Encumbrance; or

          (d)  Any material breach by any Seller Party of this Agreement.

     7.7  Notice of Default by Each Buyer Party.  Each of the Buyer Parties
          -------------------------------------
shall give written notice to each of the Seller Parties promptly after any Buyer Party obtains knowledge of or receives any notice claiming or alleging the occurrence of:

          (a) Any circumstance, event or omission which would result in any Buyer Party's representations or warranties contained in this Agreement being or becoming materially inaccurate or misleading; or

          (b)  Any material breach by any Buyer Party of this Agreement.

     7.8  Reasonable Efforts to Satisfy Conditions.  Each Party shall use its
          ----------------------------------------
respective Reasonable Efforts, and, to the extent necessary, cause its Affiliates to use their Reasonable Efforts, to bring about the satisfaction of the conditions precedent to the Closing and take all actions and measures as may be appropriate to comply as soon as practicable and to cause the respective covenants, obligations and agreements contained in this Agreement to be satisfied and performed by each of them, and shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed, such documents and instruments as may be reasonably requested for the purpose of carrying out the transactions contemplated in the Transaction Documents.

     7.9  Press Releases/Announcements.  Prior to Closing, none of the Parties
          ----------------------------
shall make any public announcement or issue any press release regarding this Agreement, the transactions contemplated hereby or the status of negotiations between the Parties regarding the same without first conferring with the other Parties. If the Parties are unable to agree as to the text or time of release of any such announcement, no announcement will be made unless the Party proposing the announcement is advised by legal counsel that the announcement is legally required to be made, in which case the other Parties shall be immediately advised of the text and time of release of the announcement. The Parties further agree to consult with each other on all press releases and announcements to be issued at Closing concerning the transactions contemplated by this Agreement.

     7.10 Environmental/Operations Inspection.
          -----------------------------------

          (a) Each of the Buyer Parties have previously had and for a period of up to five (5) days prior to the Closing Date (the "Inspection Period"), each of
                                                    -----------------
the Buyer Parties will have the (i) right of access to all non-privileged documents and information in the custody or control of any of the Seller Parties reasonably requested by any of the Buyer Parties in writing pertaining to the environmental and operational condition of the Assets and Facilities, including but not limited to all environmental reports and audits, and all reports of spills and leaks and operating records pertaining to the Assets and

Facilities, whether or not prepared internally or by unaffiliated Third Parties; and (ii) right of access to the Assets and Facilities for the purpose of conducting surveys, inspections, and such other examinations of the Assets as any of the Buyer Parties may reasonably request (collectively, (i) and (ii) constitute the "Inspection"). Each of the Buyer Parties will use reasonable care
                ----------
in the course of performing the Inspection. Each of the Buyer Parties will defend and indemnify Seller Parties for any claims or liabilities arising out of the performance of the Inspection, except to the extent due to Seller Parties' gross negligence or willful misconduct. In the exercise of its rights under this
Section 7.10, each of the Buyer Parties will minimize any interference with any
------------
of the Seller Parties' operations on the Facilities, and (except for terminal or pipeline managers in the presence of a management representative of any of the Seller Parties) will not engage in discussions with any site personnel or reveal the purpose of their activities and will give any of the Seller Parties reasonable advance written notice of any Inspection activities. Buyer Parties will pay all expenses associated with the Inspection, including the disposal of any wastes generated by testing. Each of the Seller Parties may participate in the testing at its cost. Any of the Seller Parties shall have the right to approve and witness all testing activities. Seller Parties will be promptly provided with all nonpriviliged written information and reports, raw data and test results generated by the Inspection. All information pertaining to the Assets shall be subject to the terms of the Confidentiality Agreement between the parties dated March 26, 2001.

          (b) The Inspection shall include a review of all available operational records of the Assets, and only those environmental assessment activities which are part of the ASTM Phase I Environmental Assessment process (as defined in ASTM Standard E-1527-00, the "Phase I Environmental Assessment"),
                                             --------------------------------
which shall include records review, including but not limited to review of records maintained or on file with appropriate state and federal regulatory bodies, site reconnaissance and interviews; provided, however, that the Phase I Environmental Assessment shall also include a review of any relevant, publicly-available information concerning geologic and/or hydrogeologic conditions associated with the Assets. The Parties agree that the Phase I Environmental Assessment shall not involve any testing or sampling activities of materials such as soil and groundwater associated with any potential environmental conditions involving the Assets.

          (c) Subject to the provisions of subparagraph (d) below, the Phase I environmental assessment (the "Baseline Audit") shall establish the
                               --------------
environmental condition and compliance status of the Assets with applicable Environmental Laws as of the Effective Date.

          (d) Upon conclusion of the Baseline Audit, Buyer Parties shall provide Seller Parties a copy of the draft written report thereof (the "Baseline
                                                                        --------
Audit Report") no later than ten (10) days prior to the Closing Date. The
------------
Parties shall mutually agree upon the content of the final Baseline Audit Report, which shall be attached hereto as Schedule 5.9 and which shall
                                          ------------
constitute the Retained Environmental Claims.

     7.11  Contract Notices.  The Parties shall prior to the Closing Date
           ----------------
execute and deliver notices with regard to each of the Assigned Contracts and Rights-of-Way and other instruments and Contracts which are to be assigned to a Buyer Party, in form and substance reasonably acceptable to the Buyer Party, stating that each Seller Party has assigned to each Buyer Parties the respective interest therein and each Buyer Party has accepted a delegation of each Seller Party's duties thereunder (but excluding any Retained Liabilities) as of the Effective Date.

     7.12  Consents.  The forms of all consents, novations or waivers which
           --------
are required to be obtained from any Person to the assignment or novation, as the case may be, of each Seller Party's interests in the Assets , free and clear of all Liens (other than the Permitted Encumbrances), including, without limitation, the Assigned Contracts, to the appropriate Buyer Party (the "Required Consents") shall be prepared and delivered by Seller Parties to any
 -----------------
Third Party whose consent or waiver to such assignment or novation is required by the terms of any Contract or any Law prior to Closing in a manner reasonably expected to secure such consents, novations or waivers prior to the Closing Date. All of such consents, novations and waivers shall be in form and substance reasonably satisfactory to the Buyer Parties. Each of the Seller Parties shall utilize Reasonable Efforts to cause such consents, novations or waivers to be fully-executed and returned by each such Third Person and shall promptly advise the Buyer Parties of any difficulties experienced or reasonably foreseen with respect to obtaining such consents, novations and waivers. Notwithstanding anything hereinabove to the contrary, the Parties agree and acknowledge that while consents may be required for the assignment of certain Rights of Way, which Rights of Way are set forth on Schedule 7.12 attached
                                                     -------------
hereto (the "Non-Consent Rights of Way"), Buyer Parties agree to waive the requirement that the Seller Parties obtain any consent that may be required with respect to any of the Non-Consent Rights of Way. Further, Buyer Parties agree not to contact, or in any way inform the grantor or holders of the Non-Consent Rights of Way with respect to any consent requirement contained therein, or to take any action which might encourage any such grantor or holder to initiate a claim or cause of action against either the Seller Parties or the Buyer Parties with respect to the failure of any of the Seller Parties to obtain consent to the assignment of any Non-Consent Right of Way. In consideration of Buyer Parties' waiver, the Seller Parties agree to indemnify, defend and hold Buyer Parties harmless of and from any and all claims, actions, causes of action, damages, costs and expenses, including reasonable attorney's fees relating to or stemming from the failure of Seller Parties to obtain any contractually required consents with respect to the assignment to Buyer Parties of any Non-Consent Right of Way, or Buyer Parties' covenants and agreements with respect to such Non-Consent Rights of Way set forth in the preceding sentence. The indemnity of the Seller Parties expressed hereinabove shall expire ten (10) years from and after the Effective Date.

     7.13  Completion of Due Diligence.  The due diligence review to be
           ---------------------------
undertaken by each of the Buyer Parties, as referenced in this Section 7
                                                               ---------
(excluding the Baseline Audit and Baseline Audit Report, which shall be governed by Sections 7.10(a), (b) and (d), respectively), shall be completed no later
   ----------------  ---     ---
than five days prior to the Closing Date, unless otherwise agreed by mutual written agreement.

     7.14  No Solicitation.  From and after the date hereof and up to and
           ---------------
including the date of termination of this Agreement in accordance with its terms, without the prior written consent of each Buyer Party, none of the Seller Parties will, and will not authorize or permit any of their respective Affiliates or any investment advisor, accountant, counsel, agent or other Persons who may act on behalf of any such Person to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than
                 --------------------
pursuant to this Agreement) involving any proposal to acquire all or substantially all of the Assets.

SECTION 8.  CERTAIN POST-CLOSING COVENANTS
            ------------------------------

     8.1  Payment of Liabilities.  The Seller Parties, jointly and severally,
          ----------------------
shall pay or otherwise satisfy in the ordinary course all of Seller Parties' trade payables incurred with respect to the Assets prior to the Effective Date and shall fully pay or otherwise satisfy all other Retained Liabilities.

     8.2  Employees.  None of the Buyer Parties has agreed to and nothing
          ---------
herein shall be construed to obligate any Buyer Party to offer employment to or continue the employment of any officer, employee, agent, or representative of any of the Seller Parties, including, without limitation, those performing services relating to the Facilities or the Assets as of the Effective Date. Any successor clause or successor agreement in any such labor contracts or other labor arrangements shall not be applicable to the sale and purchase of the Facilities or the Assets or otherwise affect or impose any conditions or obligations upon any of the Buyer Parties. The Retained Liabilities shall include and each of the Seller Parties hereby shall fully pay or otherwise satisfy any Claims by any of Seller Party's directors, officers, employees, shareholders, agents, and representatives relating to this Agreement or its performance or consummation, and any claims by any of them relating to or arising out of (a) their employment by any Seller Party, (b) any employment Contract, (c) any pension or other benefit liabilities of any Seller Party and
(d) any Law requiring notice of severance or severance benefit. With respect to any employees of any Seller Party that perform services with respect to the Assets and are terminated by any Seller Party, each Seller Party shall comply with all applicable Laws in connection therewith, including, without limitation, the Worker Adjustment and Retraining Act. Notwithstanding and without limiting the foregoing, each Buyer Parties shall be entitled to offer employment to any of Seller Party's officers, employees, agents, and representatives who are performing or have performed services relating to the Facilities or the Assets.

          (a) In order to assist the Buyer Parties in evaluating those employees performing services related to the Facilities ("Employees"), which
                                                          ---------
Employees will not be retained by any Seller Party after the Effective Date, each of the Seller Parties will make available to the Buyer Parties a complete list of the names, dates of hire and annual compensation or hourly rates (including any currently taxable profit-sharing, bonus or other form of compensation) of such Employees as of April 30, 2001, as well as such other non-privileged pertinent employee data as may be reasonably requested by any of the Buyer Parties.

          (b) Each Buyer Party shall evaluate and make hiring decisions with respect to the Employees on a non-discriminatory basis and in an otherwise legal manner and will indemnify any Seller Party with respect to any claims or causes of action stemming from or related to such hiring decisions. With respect to any Employees hired by a Buyer Party, each Buyer Party shall hire such Employees at their present wage and salary levels, and will enroll such Employees in welfare, pension and other fringe benefit plans substantially equivalent to those presently offered such Employees by any Seller Party. Each Buyer Party shall credit such Employees with the years of service, as shown in Seller Party's records, for vesting and vacation entitlement purposes. Each Buyer Party will notify any Seller Party on or before ten (10) days prior to the Closing Date as to which of the Employees any Buyer Party has extended offers of employment, as well as those to whom any Buyer Party has not extended an offer.

Each Buyer Party shall provide any Seller Party, as reasonably requested, with a copy of the terms and conditions of each offer extended, including without limitation, job title, job duties and responsibilities, annual wage or salary, and applicable welfare, pension and fringe benefit plans.

          (c) Each Seller Party will offer severance benefits to its Employees to whom a Buyer Party does not extend an offer of employment, as well as to those Employees who refuse an offer of employment made by any Buyer Party that
(i) is not substantially similar to the job title and responsibilities currently held by such Employee; (ii) which does not provide such Employee his or her present wage/salary level and provide for welfare, pension and other fringe benefits substantially equivalent to those currently offered to such Employee by Seller Parties; and/or (iii) which would require the Employee to relocate more than thirty-five (35) miles from his/her present work or residence location . If within one (1) year after the Effective Date, any Buyer Party hires any Employee that has received severance benefits from any Seller Party, such Buyer Party will reimburse the Seller Party for all severance benefits paid by the Seller Party to such Employee.

          (d) With respect to those Employees whose services may be required in connection with the operation of the Assets for a transition period , not to exceed one year from and after the Effective Date (the "Transition Period"),
                                                        -----------------
Buyer will notify Seller Parties of the identity of such Employees (the "Transition Employees") within ten (10) days prior to the Closing Date. Buyer
 --------------------
Parties will offer employment to Transition Employees for all or a portion of the Transition Period. Seller Parties will reimburse Buyer Parties for severance costs paid to Transition Employees by Buyer Parties upon termination of a Transition Employee's employment by Buyer Parties within the Transition Period in amounts equal to the amounts Seller Parties would have paid such employees had they not been offered employment by Buyer Parties on the Effective Date as disclosed in Schedule 8.2(d) attached hereto. Seller Parties will
                     ---------------
reimburse Buyer Parties for such severance costs within thirty (30) days of notification by Buyer Parties that a Transition Employee's employment has been terminated by Buyer Parties. Seller Parties make no representations or warranties to Buyer Parties that any Transition Employee who accepts an offer of employment from Buyer Parties will continue to provide services with respect to the Facilities during the Transition Period.

          (e)  Notwithstanding the provisions of Sections 8.2(a) and (b) above,
                                                 ---------------     ---
Buyer Parties agree that with respect to Buyer Parties conducting interviews and extending employment offers to Employees who are currently employed by Seller Parties as engineers, such activity shall be limited to those individuals listed in Schedule 8.2(e) attached hereto. Further, Buyer Parties agree to hire no
   ---------------
more than three of said individuals. In addition, Buyer Parties, for a period of one (1) year from and after the Effective Date, agree not to solicit for employment or to hire any employees of the Seller Parties who are employed by Seller Parties as engineers as of the Effective Date and who remain employed by Seller Parties in such capacity during the referenced time period. The Parties agree that this restriction shall not apply to (i) any solicitation directed at the public in general by Buyer Parties in publications available to the public in general, (ii) Buyer Parties' employment of employees of Seller Parties not involving an initial solicitation by Buyer Parties, including a solicitation which is effected in the manner(s) described in clauses (i) or (iii) of this subparagraph, (iii) Buyer Parties' solicitation of employees of Seller Parties by an executive search firm acting on Buyer Parties' behalf where Buyer Parties did not instruct or encourage such solicitation, or (iv) Buyer Parties' employment of any employees of Seller Parties whose employment with Seller Parties has been terminated prior to commencement of employment discussions between Buyer Parties and such employee.

     8.3  Revenues and Remittance of Monies.  All revenues attributable to the
          ---------------------------------
Assets and Facilities prior to the Effective Date shall belong to each Seller Party, and all revenues attributable to the Assets from and after the Effective Date shall belong to each Buyer Party. If any Party receives or pays any monies from or to a Third Person which are due to or received from the other Party, it shall promptly remit such monies to such Party.

     In addition, the Parties agree that all bills or invoices received by any of the Buyer Parties or any of the Seller Parties after the Effective Date with respect to utilities, phones or on-going projects related to operation, maintenance and repair of the Assets shall be pro-rated as of the Effective Date with the non-paying Party to reimburse the paying Party its pro rata share thereof within fifteen (15) days of receipt of invoice therefor. Past due amounts shall accrue interest in at the prime rate, plus one percent (1%), or the highest rate allowed by applicable law, whichever is lower, until paid in full. As used herein, the term "prime rate" shall mean the prime rate listed in the Wall Street Journal on the applicable rate.

     8.4  Confidentiality.  Subsequent to the Effective Date, the Seller
          ---------------
Parties shall not use or provide, and shall use Reasonable Efforts to prohibit any of its respective Affiliated Companies, employees, agents, accountants, legal counsel or other representatives from directly or indirectly using or providing to any Person any confidential information of any kind concerning the Assets except as required to be disclosed by applicable Law or as may reasonably be deemed necessary by the Seller Parties in the prosecution of any Proceeding; provided, however, that as to any disclosure that shall be made, Seller Parties shall as soon as practicable give Buyer Parties written notification that explains in reasonable detail the basis for such disclosure.

     8.5  CS Line Easement.  In the event Seller Parties have not secured and
          ----------------
conveyed to the Buyer Parties by the Effective Date a permanent easement from Chevron U.S.A. for the CS pipeline to cross the former Gulf refinery property in or about Toledo, Ohio (the "CS Line Easement"), Buyer Parties covenant to use their Reasonable Efforts (a) to initiate and prosecute to its conclusion, including all necessary appeals, a condemnation proceeding against Chevron U.S.A. in a court of competent jurisdiction to secure the CS Line Easement from Chevron U.S.A., or (b) undertake such other action as may be appropriate to secure the CS Line Easement. In consideration of Buyer Parties' undertakings set forth in this paragraph, Seller Parties agree to reimburse Buyer Parties with respect to all costs reasonably incurred by Buyer Parties in connection therewith, including without limitation, court costs, reasonable attorney's fees and costs to acquire the real property comprising the easement.

          In the event the trial court and subsequent appeals court shall issue an order denying condemnation and Buyer Parties shall otherwise prove unsuccessful in obtaining the CS Line Easement, Seller Parties agree to reimburse Buyer Parties for actual costs, up to a maximum of One Million Dollars ($1,000,000), reasonably incurred by Buyer Parties to secure and construct in the most cost effective manner an equivalent alternative to the CS Line Easement, i.e. acquisition of new right of way and construction and installation of new pipeline facilities sufficient to replicate the services provided by the

Seller Parties utilizing the CS Line Easement, as currently operated, to deliver refined petroleum products through a single pipeline from Seller Parties' current Toledo terminal to Buyer Parties' York Street facility and from the York Street facility via three separate pipeline connections to permit deliveries to Sun Oil, Delta Fuels and Equilon.

     8.6  Easement Encroachments.  In the event that Buyer Parties incur
          ----------------------
expenses within three (3) years following the Effective Date in connection with the removal of encroachments on Rights-of-Way that are directly over, or within five (5) feet of, active pipelines that constitute part of the Assets, Seller Parties will reimburse Buyer Parties for such costs up to a maximum of $300,000. Seller Parties' obligation in this regard is subject to Buyer Parties providing Seller Parties with documentation that demonstrates (i) the expenses are incurred in connection with the removal of encroachments which are directly over, or within five (5) feet of, active pipelines that constitute part of the Assets, and (ii) the amount of expenses incurred by Buyer Parties in connection with the removal of the encroachments.

SECTION 9.  CONDITIONS TO OBLIGATIONS OF BUYER PARTIES AT CLOSING
            -----------------------------------------------------

     The obligations of each of the Buyer Parties to purchase the Assets and Facilities under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

     9.1  Compliance, Accuracy of Representations.  None of the Seller Parties
          ---------------------------------------
shall be in breach of any of its covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and all representations and warranties of any of the Seller Parties in this Agreement or in any certificate, document, instrument or writing delivered to any of the Buyer Parties by or on behalf of any of the Seller Parties under this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

     9.2  Officers' Certificates.  Each of the Buyer Parties shall have
          ----------------------
received certificates dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer Parties,

          (a) signed by the President or Vice President of each of the Seller Parties certifying that (i) all representations and warranties made by each of the Seller Parties in this Agreement or in any certificate, document, instrument or other writing delivered to Buyer Parties by or on behalf of it under this Agreement are true and correct on and as of the Closing Date as though made on, as of and with respect to the Closing Date, and (ii) all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by each of the Seller Parties on or before the Closing Date have been performed, satisfied and complied with;

          (b) signed by Secretary or an Assistant Secretary of each of the Seller Parties certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Board of Directors of each of the Seller Parties authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, (ii) the incumbency of the officers executing this Agreement on behalf of each of the Seller Parties and any documents to be executed and delivered by each of the Seller Parties at the

Closing, and (iii) that attached to such certificate are true and correct copies of the corporate charter and Bylaws of each of the Seller Parties, as in force and effect on the Closing Date.

     9.3  No Orders or Lawsuits.  No order, writ, injunction or decree shall
          ---------------------
have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby. No Proceeding initiated by any Person shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

     9.4  HSR Act.  All applicable waiting periods under the HSR Act shall
          -------
have expired or been terminated, and the consent or approval of the DOJ and the FTC, if any, shall be in form and substance reasonably satisfactory to each of the Buyer Parties in accordance with Section 7.1.
                                     -----------

     9.5  Third Party Consents.  Subject to Sections 4.15 and 7.12 of this
          --------------------              -------------     ----
Agreement, each of the Seller Parties shall have obtained all Required Consents and any other Third Party consents, lien releases or waivers necessary to consummate the transactions contemplated by this Agreement (or in lieu thereof waivers), excluding, however, those consents with respect to the Non-Consent Rights of Way referenced in Schedule 7.12, for which indemnity will be provided
                            -------------
by the Seller Parties pursuant to Section 7.12.  Such consents (or in lieu
                                  ------------
thereof, waivers) shall (a) be in form and substance reasonably satisfactory to the Buyer Parties, (b) not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof, waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect any of the Buyer Parties, the Assets or otherwise result in a diminution of the benefits of the transactions contemplated hereby to any of the Buyer Parties; and such other instruments of conveyance and transfer, in form reasonably satisfactory to the Buyer Parties and their counsel, as shall be necessary and effective to transfer and assign to, and vest in, the appropriate Buyer Party all of the right, title and interest of any Seller Party in and to the Assets. Simultaneously with such deliveries, Seller Parties shall utilize Reasonable Efforts to put the appropriate Buyer Party in actual possession and operating control of the Assets.

     9.6  No Material Adverse Effect.  Since the date of this Agreement, there
          --------------------------
shall not have been a Material Adverse Effect.

     9.7  Conveyance Documents.  Each of the Seller Parties shall have duly
          --------------------
executed and delivered to each of the Buyer Parties the Conveyance Documents.

     9.8  Due Diligence.  Each of the Buyer Parties shall have completed a due
          -------------
diligence investigation of the Assets to its reasonable satisfaction, with the results of such investigation also satisfactory to the Buyer Parties. Such due diligence investigation shall cover the matters described in Section 7 and shall
                                                             ---------
also include, but not be limited to, the Buyer Parties: (a) conducting a Phase I environmental site assessment of the Assets confirming the existence and extent of, if any, pollution or environmental contamination on the Assets; (b) conducting a physical inspection of the Facilities and review of maintenance records and Facilities verifying that the Assets are in good repair and operating condition; and (c) verifying the existence and validity of real property interests necessary for the operation of the Facilities and that all documents evidencing such interests are properly executed, recorded and assignable in their entirety.

SECTION 10.  CONDITIONS TO OBLIGATIONS OF SELLER PARTIES AT CLOSING
             ------------------------------------------------------

     The obligations of each of the Seller Parties to sell and transfer the Assets and Facilities under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

     10.1  Compliance; Accuracy of Representations.  None of the Buyer Parties
           ---------------------------------------
shall be in breach of any of its covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and the representations and warranties of any of the Buyer Parties in this Agreement or in any certificate, document, instrument or writing delivered to any of the Seller Parties by or on behalf of any of the Buyer Parties under this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

     10.2  Officers' Certificates.  Each of the Seller Parties shall have
           ----------------------
received certificates dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller Parties,

          (a) signed by the President or a Vice President of each of the Buyer Parties certifying that (i) all representations and warranties made by each of the Buyer Parties in this Agreement or in any certificate, document, instrument or other writing delivered to Seller Parties by or on behalf of it under this Agreement are true and correct on and as of the Closing Date as though made on, as of and with respect to the Closing Date, and (ii) all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date have been performed, satisfied and complied with; and

          (b) signed by each of the Buyer Parties' Secretary or an Assistant Secretary of each of the Buyer Parties certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Board members of each of the Buyer Parties authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, (ii) the incumbency of the officers executing this Agreement on behalf of each Buyer Party and any documents to be executed and delivered by each of the Buyer Parties at the Closing, and (iii) that attached to such certificate are true and correct copies of the Certificate of Formation of each of the Buyer Parties, as in force and effect on the Closing Date.

     10.3  No Orders or Lawsuits.  No order, writ, injunction or decree shall
           ---------------------
have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Laws shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby. No Proceeding initiated by any Person shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

     10.4  HSR Act.  All applicable waiting periods under the HSR Act shall
           -------
have expired or been terminated, and the consent or approval of the DOJ and the FTC, if any, shall be in form and substance reasonably satisfactory to each of the Seller Parties in accordance with Section 7.1.
                                      -----------

     10.5  Third Party Consents.  Each of the Buyer Parties shall have
           --------------------
obtained all material Third Party consents or waivers necessary to consummate the transactions contemplated by this Agreement, all of such consents and waivers being in form and substance reasonably satisfactory to Seller Parties.

     10.6  Purchase Price.  Buyer Parties shall deliver to the Seller Parties
           --------------
on the Closing Date the Purchase Price in accordance with Section 3.1, as such
                                                          -----------
Purchase Price may have been adjusted in accordance with the provisions set forth herein, plus such additional sums for additives, dyes, drag reducer and transmix as mutually agreed between the Parties.

SECTION 11.  CLOSING
             -------

     11.1  Closing.  The Closing shall take place at the offices of Morgan,
           -------
Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, or such other place mutually agreeable to the Parties, on July 31, 2001 at a time agreed upon by the Parties, which date may be extended only by mutual written agreement of the Parties.

     11.2  Prorations.  Subject to Section 12.1 below, the Buyer Parties and
           ----------              ------------
Seller Parties agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Assets shall be prorated as of the Effective Date, with Seller Parties liable to the extent such items relate to any time period prior to the Effective Date, and Buyer Parties liable to the extent such items relate to periods commencing with the Effective Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

           (a) Personal property, real estate and occupancy taxes, assessments and other charges, if any, on or with respect to the business and operation of the Assets; and

           (b) Sewer rents and charges for water, telephone, electricity and other utilities.

     In connection with the prorations referred to in subparagraph (a) above, in the event that actual figures are not available at the Effective Date, the proration shall be based upon the actual taxes or other amounts accrued through the Effective Date or paid for the most recent year (or other appropriate period) for which actual taxes or other amounts paid are available. Within thirty (30) days of the Effective Date, the Parties agree to prepare prorations with respect to items listed in subparagraph (b) based on the number of days in a year or other appropriate period (i) before the Effective Date and (ii) including and after the Effective Date. The Seller Parties and Buyer Parties agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section.

SECTION 12.  TAX MATTERS
             -----------

     12.1  Taxes and Recording Fees.  All sales taxes, transfer taxes and
           ------------------------
documentary and recording fees incident to the transactions contemplated by this Agreement shall be paid by Buyer Parties to the appropriate Governmental Authority. Buyer Parties shall pay all recording fees for the Conveyance Documents. Buyer Parties shall be responsible for filing any Tax Returns with respect to the taxes described in this Section 12.1.
                                       ------------

     12.2  Allocation of Taxes.  The Parties shall each pay its respective
           -------------------
pro rata portion of all ad valorem or property taxes imposed upon any property or lease included in the Assets for the Closing Year. The Purchase Price shall be reduced by a reasonable estimate of all ad valorem or property taxes for the Closing Year (based on the Taxes for the Prior Year) prorated to the Effective Date; each of the Seller Parties shall make available to each of the Buyer Parties copies of all statements and assessments reflecting such taxes for the Prior Year. Buyer Parties shall pay such sums to the appropriate taxing authorities when due, prior to becoming delinquent. Except as set forth in this
Section 12.2, no Buyer Party shall have any other liability for Taxes payable by any Seller Parties relating to the operations or business of Seller Parties or the transactions contemplated hereunder.

SECTION 13.   INDEMNIFICATION
              ---------------

     13.1  Environmental Indemnification.  The Seller Parties, jointly and
           -----------------------------
severally, shall indemnify each of the Buyer Parties, its Affiliates and each of their respective officers, directors, employees, stockholders and representatives and hold them harmless from any, loss, liability, claim, damage, charge, cost or expense (including, without limitation, reasonable attorney and expert fees and expenses) suffered or incurred by any such indemnified party with respect to the breach or violation of any Environmental Law (in effect as of the Effective Date) to the extent arising out of acts or omissions occurring, or conditions existing (whether known or unknown), at or before the Effective Date in connection with the Assets ("Environmental Loss"), whether such Environmental Loss arises before or after the Effective Date and whether arising onsite or off-site, including, but not limited to, all Environmental Losses in connection with bringing the Assets into compliance with Environmental Laws in effect as of the Effective Date and the investigation or remediation of hazardous substance contamination involving the Assets; provided, however, that, except with respect to Environmental Losses attributable to the Retained Environmental Claims which shall remain the responsibility of the Seller Parties, jointly and severally, without monetary limitation, Seller Parties' aggregate liability hereunder for Environmental Losses, excluding Environmental Losses attributable to Retained Environmental Claims, shall be limited to $8,000,000, and, further provided, that subsequent to the Effective Date and for a period of three (3) years thereafter, Buyer Parties covenant and agree not to undertake any specific affirmative environmental investigative program, the intent of which is to discover, locate or uncover any environmental conditions or omissions relating to the Assets for the sole purpose of establishing an Environmental Claim or Loss for which Buyer Parties would seek indemnification from Seller Parties. Such covenant, however, shall not apply to the undertaking by Buyer Parties of (i) normal construction, relocation, maintenance and repair activity involving the Assets, (ii) any investigation of environmental conditions related to the Assets which is determined by a Buyer Party to be required for purposes of compliance with Environmental Laws, or (iii) any investigation or delineation of environmental conditions with respect to the Assets required by a Governmental Authority, it being understood by the Parties that any of the foregoing, may lead to the discovery of an environmental condition or omission which may form the basis for an Environmental Claim hereunder.

     If after the Effective Date, contamination begins to migrate on-site with respect to the Assets from an off-site location, Buyer Parties shall be responsible for remediating any on-site contamination resulting therefrom and for any increased costs incurred by Seller Parties or Mobil with respect to ongoing Remedial Actions, except to the extent the off-site contamination was caused by any of the Seller Parties or Mobil, or initially emanated from on-site contamination attributable to any Seller Party or Mobil. Contamination that migrates on-site from an identified, existing off-site location as a result of Remedial Action being undertaken by any Seller Party or Mobil shall remain the responsibility and liability of such Seller Party or Mobil, as applicable. In the event currently unknown off-site contamination migrates on-site as a result of Remedial Action being undertaken by any Seller Party or Mobil, then the Seller Party will modify, or cause Mobil to modify, its operations with respect to such Remedial Action to the extent such operations are contributing to the on-site migration and such modifications shall not unreasonably interfere with such party's other ongoing Remedial Actions, and Seller Parties will cooperate, or cause Mobil to cooperate, with Buyer Parties to keep the migration off-site and to develop a cooperative remediation plan for such on-site migration.

         (a) Seller Parties' liability under this Section 13.1, except with
                                                  ------------
respect to Retained Environmental Claims (which are not subject to a deductible, a cap, or limitation of time), shall not commence to accrue until Buyer Parties have incurred an aggregate of $500,000 in Environmental Losses, which sum shall be deemed a deductible and therefore for which Seller Parties shall have no liability. Seller Parties' liability under this Section 13.1 shall be monetary
                                                 ------------
only and each of the Buyer Parties shall not be entitled to make a claim for specific performance with respect to any Remedial Action (as defined below).

         (b) Without limiting the other provisions of this Section 13, if any of
                                                           ----------
the Buyer Parties have a claim against any Seller Party related to an Environmental Loss, the Buyer Parties shall manage any investigation, remediation, corrective action or other activities ("Remedial Action") required
                                                     ----------------
to address the conditions giving rise to such claim. Without limiting any of the Buyer Parties' right to make claims for indemnification under Section 13.1, each
                                                              ------------
of the Buyer Parties shall cooperate with Seller Parties and shall, if reasonable, avoid taking any action that would have an adverse effect on Seller Parties' ability to seek reimbursement under any applicable insurance policy for the benefit of Seller Parties, or on Seller Parties' ability to exercise any available contractual rights of contribution or indemnification. Each of the Buyer Parties shall (i) provide Seller Parties the opportunity to review in advance such Remedial Action to be taken or implemented and the form and substance of any plan, report or submission to be transmitted to any Governmental Entity regarding such Remedial Action, and (ii) provide Seller Parties periodic written reports regarding the status of such Remedial Action, including any correspondence with any Governmental Authority regarding such Remedial Action, but each of the Buyer Parties' decisions after the Effective Date on such matters shall not be subject to Seller Parties' approval. Notwithstanding the foregoing, in the event a Remedial Action involves an Environmental Loss for which Seller Parties receive indemnification pursuant to a Prior Owner Indemnification Agreement, and the indemnifying party (ARCO, Mobil or Marathon) offers to undertake and manage the Remedial Action in lieu of providing monetary indemnification, then, in such event, subject to the consent of Buyer Parties, such indemnifying party may undertake and manage the Remedial Action, provided that Seller Parties shall direct such indemnifying party to provide the Buyer Parties with (i) the opportunity to review in advance any proposed Remedial Action to be taken or implemented, and the form and substance of any plan, report or submission to be transmitted to any Governmental Authority regarding such Remedial Action, and
(ii) any periodic written reports regarding the status of any Remedial Action, including any correspondence with any Governmental Authority regarding such Remedial Action.

          (c) In the event that a dispute arises hereunder with respect to the amount of any Environmental Loss, then the Buyer Parties and Seller Parties shall select a nationally recognized environmental consultant to arbitrate such dispute in accordance with the procedures set forth in subparagraph (d) below. If the Buyer Parties and Seller Parties cannot agree on one such environmental consultant within thirty (30) days, each party shall select its own nationally recognized environmental consultant within thirty (30) days thereafter, which consultants shall jointly select a third environmental consultant to arbitrate such dispute. The agreed upon or selected environmental consultant shall be deemed the "Environmental Arbitrator." The arbitration provided for in this
            ------------------------
subparagraph (c) and in subparagraph (d) below shall be the Parties' exclusive remedy in respect of a dispute concerning indemnification for environmental matters under this Section 13.1.
                   ------------

          (d) In accordance with the then current Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, Buyer Parties and Seller Parties shall submit disputes concerning indemnification for Environmental Losses under this Section 13.1 and their respective estimates of
                                ------------
the applicable Environmental Loss to the Environmental Arbitrator for a final, binding resolution, and the Environmental Arbitrator shall choose one or the other of such estimates as the final amount of Environmental Loss. The arbitration shall be conducted in Denver, Colorado. No transcript or recording shall be made of any arbitration session. The decision of the Environmental Arbitrator shall be final and binding on the Buyer Parties and Seller Parties for all purposes and may be entered in any court of competent jurisdiction. The losing party shall pay the expenses of the Environmental Arbitrator.

          (e) From and after the Effective Date, each of the Buyer Parties shall provide Seller Parties with prompt written notice of any releases, leaks or spills of Polluting Substances or hazardous substances occurring on the Assets and Facilities, whether or not reportable to any Governmental Authority (collectively a "Release"), with full particulars as to the time, date and
                 -------
location thereof, the substance involved and steps or methods undertaken with respect to clean-up or remediation thereof. In the event a Release can be reasonably demonstrated to have impacted or exacerbated any Environmental Loss indemnified by the Seller Parties hereunder, the Parties agree to negotiate in good faith an appropriate allocation of the remediation cost attributable thereto. In the event the Parties cannot come to a mutually agreeable settlement of the costs to be allocated, the dispute shall be resolved by arbitration in the manner provided above.

          (f) With respect to any Environmental Losses indemnified by the Seller Parties herein, including those attributable to Retained Environmental Claims, at such time as a Seller Party (or, in the case of an Environmental Loss for which indemnification has been provided by an indemnifying party pursuant to a Prior Owner Indemnification Agreement, such indemnifying party ("Prior Owner Indemnitor") has received a closure permit or a notice of closure from the appropriate Governmental Authority with respect thereto, such Seller Party's or Prior Owner Indemnitor's indemnity, as the case may be, shall cease with respect thereto and the Seller Parties, or the Prior Owner Indemnitor, as the case may be, shall have no further liability or responsibility regarding the same.

     13.2 Other Indemnification by Seller Parties.  Except with respect to
          ---------------------------------------
Environmental Losses which are covered by Section 13.1 hereof, the Seller
                                          ------------
Parties, jointly and severally, shall indemnify each of the Buyer Parties, their Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including, without limitation, reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from, relating to or otherwise in respect of (a) any breach of any representation or warranty of any of the Seller Parties which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the Parties that for purposes of Buyer Parties' right to indemnification pursuant to this Section
                                                                     -------
13.2 the representations and warranties of any of the Seller Parties contained
----
herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach results or may result in a Material Adverse Effect), (b) any breach of any covenant of any of the Seller Parties contained in this Agreement and (c) all Retained Liabilities, and (d) any Excluded Assets; provided, however, that the Seller Parties shall not have
                    ------------------
any liability under clause (a) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Seller Parties would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $500,000, which shall be considered a deductible and shall not be deemed a liability of the Seller Parties (the "Threshold Amount"); and provided further,
                                      ----------------        ----------------
however, that the Seller Parties' liability under clause (a) above shall in no event exceed $20,000,000 (the "Cap") (except that neither the Threshold Amount
                               ---
nor the Cap shall apply to any breach of Sections 5.1, 5.2, 5.3, or 5.4(b), or a
                                         ------------  ---  ---     ------
breach of any representations or warranties of any Seller Party that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof). In no event shall Seller Parties be obligated to indemnify any of the Buyer Parties or any other Person with respect to any matter to the extent that Seller Parties have already provided indemnity for such matter pursuant to this Agreement.

     13.3 Indemnification by Buyer Parties. Each of the Buyer Parties shall
          --------------------------------
indemnify each of the Seller Parties, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, Claim, damage or expense (including, without limitation, reasonable legal fees and expenses) suffered or incurred by any such Indemnified Party to the extent arising from (a) any breach of any representation or warranty of any of the Buyer Parties which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Seller Parties' right to indemnification pursuant to this Section 13.3 the representations and warranties of any of the Buyer
        ------------
Parties contained herein shall not be deemed qualified by any references herein to materiality generally), (b) any breach of any covenant of any of the Buyer Parties contained in this Agreement, (c) all obligations and liabilities related to the Assets, other than Retained Liabilities and other items which any of the Seller Parties have expressly agreed to pay or perform pursuant to this Agreement or for which indemnification is provided under Section 13.2, (d) any
                                                         ------------
act or omission of any
of the Buyer Parties, their officers, directors, employees, agents or designated representatives in connection with any of the Buyer Parties' conduct of the Inspection at Seller Parties' Facilities pursuant to Section 7.10, except to the
                                                     ------------
extent of any of the Seller Parties' gross negligence or willful misconduct related to the Inspection, (e) all Indemnified Environmental Claims, and (f) all Environmental Losses, whether such Environmental Loss arises before or after Closing and whether arising on-site or off-site, other than Environmental Losses for which any of the Seller Parties are obligated to indemnify any of the Buyer Parties under Section 13.1.
              ------------

     13.4 Losses Net of Insurance.  The amount of any loss, Liability, Claim,
          -----------------------
damage, expense or Tax for which indemnification is provided under this Section
                                                                        -------
13 shall be net of any amounts recovered by the indemnified party under
--
insurance policies with respect to such loss, Liability, Claim, damage or expense (collectively, a "Loss").
                          ----

     13.5 Termination of Indemnification. The obligations to indemnify and hold
          --------------------------------
harmless a party hereto, (a) pursuant to Section 13.1, shall terminate at the
                                         ------------
close of business on the date that is three years after the Effective Date, (i) except with regard to Environmental Losses for which Seller Parties, or the Prior Owner Indemnitor, as the case may be, have obtained a closure permit or notice of closure pursuant to subparagraph 13.1(f), at which time Seller Parties' obligation to indemnify and hold Buyer Parties harmless shall terminate, and (ii) except with regard to Environmental Losses attributable to the Retained Environmental Claims which obligations to indemnify and hold harmless shall not terminate and will continue indefinitely unless and until Seller Parties, or the Prior Owner Indemnitor, as the case may be, have obtained a closure permit or notice of closure pursuant to subparagraph 13.1(f), at which time Seller Parties', or the Prior Owner Indemnitor's, as the case may be, obligation to indemnify and hold Buyer Parties harmless shall terminate; (b) pursuant to Sections 13.2(a) and 13.3(a), shall terminate when the applicable
            ----------------     -------
representation or warranty terminates pursuant to Section 13.9 and (c) pursuant
                                                  ------------
to the other clauses contained in Sections 13.2 and 13.3 shall not terminate;
                                  -------------     ----
provided however, that as to clauses (a) and (b) above such obligations to
----------------
indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have previously made a Claim by delivering a notice of such claim, before the expiration of the applicable period (stating in reasonable detail the basis of such Claim) to the indemnifying party.

     13.6 Procedures Relating to Indemnification.  In order for a party (the
          --------------------------------------
"Indemnified Party") to be entitled to any indemnification provided for under
-------------------
this Agreement in respect of, arising out of or involving a claim or demand made by any person against the Indemnified Party (a "Third Party Claim"), such
                                               -------------------
Indemnified Party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the
-----------------
indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the indemnifying party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and document (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by
                    --------
the Indemnified Party. Should the indemnifying parity so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the Indemnified Party shall have given notice of the Third Party Claim as provided above).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the Indemnified Party.

     Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Sections 13.1, 13.2 and 13.3 shall be
                                         -------------  ----     ----
made by periodic payments of the amount thereof during the course of the investigation, remediation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Sections 13.1,
                                                                  -------------
13.2, or 13.3 other than Third Party Claims shall be governed by Section 13.7
----     ----                                                    ------------
below.

     13.7 Other Claims. In the event any Indemnified Party should have a claim
          ------------
against any indemnifying party under Sections 13.1, 13.2 or 13.3 that does not
                                     -------------  ----    ----
involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any Indemnified Party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party under Sections 13.1, 13.2 or 13.3, except to the extent that the
            -------------  ----    ----
indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the Indemnified Party within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the Indemnified Party, under Sections 13.1, 13.2
                                                             -------------  ----
or 13.3, such claim specified by the Indemnified Party in such notice shall be
   ----
conclusively deemed a liability of the indemnifying party under Sections 13.1,
                                                                -------------
13.2 or 13.3 and the indemnifying party shall pay the amount of such liability
----    ----
to the Indemnified Party on demand or, in the case of any notice in which. the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party, and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction; provided, however, that if such dispute concerns; indemnification for
-----------------
environmental matters under Section 13.1, it shall be submitted to arbitration
                            ------------
in accordance with the procedures set forth in Section 13.1.
                                               ------------

     13.8 Mitigation. Buyer Parties and Seller Parties shall cooperate with each
          ----------
other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other party hereunder, including by making Reasonable Efforts to mitigate or resolve any such claim or liability; provided
                                                                       --------
that such Party shall not be required to make such efforts if they would be detrimental in any material respect to such Party. In the event that any Buyer Party or Seller Party shall fail to make such Reasonable Efforts to mitigate or resolve any Claim or Liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify the Party failing to mitigate or resolve the Claim or Liability, or any Person for any loss, Liability, Claim, damage or expense that could reasonably be expected to have been avoided if the Buyer Party or Seller Party, as the case may be, had made such Reasonable Efforts.

     13.9 Survival of Representations. The representations and warranties of any
          ---------------------------
of the Seller Parties set forth in Sections 5.1, 5.2, 5.3 and 5.7 shall not
                                   ------------  ---- ---     ---
terminate. The representations and warranties of any of the Seller Parties set forth in Sections 5.4 and 5.22 shall terminate at the close of business two (2)
         ------------     ----
years following the Effective Date.   All other representations and warranties
in this Agreement and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to environmental maters) shall survive the Closing and shall terminate at the close of business eighteen
(18) months following the Effective Date, except that because specific indemnification rights and obligations are set forth in Section 13.1,
                                                        ------------
representations and warranties relating to environmental matters shall not survive the Closing.

SECTION 14.      TERMINATION
                 -----------

     14.1 Termination Prior to Closing.
          ----------------------------

          (a) Buyer Parties may terminate this Agreement prior to Closing in accordance with Sections 7.4 or 7.5


          (b)  Either Party may terminate this Agreement prior to Closing:

               (i)    in accordance with Section 7.1

               (ii) upon receipt of any notice required to be delivered pursuant to Sections 7.6 or 7.7; or
            ------------    ---

               (iii) if the Closing shall not have occurred on or before August 31, 2001, unless otherwise extended in writing by the Parties or extended pursuant to Section 7.1 hereof, other than due to the breach of this Agreement
            -----------
by the Party giving such notice; or

               (iv) there shall be any material misrepresentation, inaccuracy or breach of warranty by the other Party or any failure by the other Party to fully perform one or more of its other obligations under this Agreement which are performable on or prior to the Closing Date.

          (b)  In the event of the termination of this Agreement pursuant to

Section 14.1, this Agreement shall forthwith become void, and there shall be no
------------
Liability on the part of any Party. Notwithstanding the foregoing, if a Party terminates this Agreement pursuant to Section 14.1(a), then the terminating
                                      ---------------
Party shall be entitled to recover from the other Party (i) in the case of material inaccuracies in representations or warranties which are known when made, or should have been known with the exercise of reasonable diligence, the expenses incurred by the terminating Party in connection with this Agreement, and (ii) in the case of representations or warranties made with the intent to mislead or defraud or with a reckless disregard of the accuracy thereof, or the intentional material failure to fulfill any of the covenants or agreements, also for damages in accordance with applicable Law.

SECTION 15.  GENERAL PROVISIONS
             ------------------

     15.1 Further Assurances.  At any time or from time to time at and after the
          ------------------
Closing, each of the Parties shall, and shall cause their respective Affiliates to, at the request of the other, promptly and without further consideration execute and deliver or cause to be executed and delivered all such assignments, consents, documents and instruments, including without limitation, corrective deeds and assignments of rights-of-way, and take or cause to be taken all such other reasonable actions as may be necessary or desirable in order to more fully and effectively carry out the intents and purposes of this Agreement.

     15.2 Expenses.
          --------

          (a) Each Party shall pay and discharge all liabilities and expenses incurred by or on behalf of it in connection with the preparation, authorization, execution and performance of this Agreement and the transactions contemplated herein, including but not limited to (i) all fees and expenses of agents, representatives, counsel and accountants, and (ii) all amounts payable with respect to any claim for brokerage or finder's fees or other commissions in respect of the transactions contemplated by this Agreement based in any way on any agreement, arrangement or understanding made by or on behalf of such Party.

          (b) Except as otherwise provided herein, all other legal expenses incurred by either Party after the date of this Agreement, as well as legal and other expenses incurred in the preparation and filing of documents, shall be the responsibility of the Party incurring such expenses. Payment of HSR Act filing fees shall be the responsibility of the Buyer Parties.

     15.3 Notices.  All notices, requests, demands and other communications
          -------
required or permitted to be given under this Agreement shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail or Federal Express (or other nationally recognized overnight delivery service) and shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail, or the date after the date when sent by Federal Express or other nationally recognized overnight courier, or the day when hand delivered or sent via facsimile to the address or facsimile number, as the case may be, set forth below, unless such address or facsimile number is changed by notice to the other
Party:

          If to Seller Parties:

               TransMontaigne Inc.
               370 17/th/ Street, Suite 2750
               Denver, Colorado  80202
               Telephone:    (303) 626-8200
               Facsimile:     (303) 626-8228
               Attn:  William S. Dickey

               With a copy to:

               Erik B. Carlson, Esq.
               General Counsel
               TransMontaigne Inc.
               370 17/th/ Street, Suite 2750
               Denver, Colorado  80202
               Telephone:  (303) 626-8265
               Facsimile:  (303) 626-8365

          If to Buyer Parties:

               Buckeye Partners, L.P.
               5 Radnor Corporate Center, Suite 500
               100 Matsonford Road
               Radnor, PA  19087
               Attn:  David J. Martinelli
               Telephone:  (610) 254-4630
               Facsimile:  (610) 254-4626

               With a copy to:

               Stephen C. Muther, Esq.
               General Counsel
               Buckeye Partners, L.P.
               5 Radnor Corporate Center, Suite 500
               100 Matsonford Road
               Radnor, PA 19087
               Telephone:  (610) 254-4640
               Facsimile:  (610) 254-4625

     15.4  Governing Law. This Agreement shall be governed by and construed,
           -------------
interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     15.5 Entire Agreement. This Agreement, together with those binding provisions set forth in the Letter of Intent, the certificates, documents, instruments and writings that are delivered pursuant hereto sets forth the entire agreement and understanding of the Parties with respect of the transaction contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, including, without limitation, the non-binding provisions set forth in the Letter of Intent. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by any Party which is not embodied in this Agreement together with the certificates, documents, instruments and writings that are delivered pursuant hereto, and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.


     15.6 No Assignment; Successors. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties and their respective successors, but neither this Agreement nor the rights and obligations of any of the Parties hereunder shall, by operation of law or otherwise, be assigned or transferred to any Person without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

     15.7   Amendments; Waiver.  This Agreement may be amended, superseded or
            ------------------
canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives any of the terms herein, executed by both Parties or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation or warranty, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     15.8   Convenient Reference.  Section headings contained in this Agreement
            --------------------
are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

     15.9   Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     15.10  No Third Party Beneficiaries  .  Nothing in this Agreement, whether
            ----------------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Parties and their respective permitted successors and assigns.

     15.11  Attorney Fees.  A party in breach of this Agreement shall, on
            -------------
demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement after entry of a final non-appealable order.

     15.12  Negotiated Agreement.  The Parties hereby acknowledge that the terms
            --------------------
and language of this Agreement were the result of negotiations among the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

     15.13  Schedules.  Any items listed or described on the Schedules attached
            ---------
to this Agreement shall be listed or described under a caption that specifically identifies the Section(s) of this Agreement to which the item relates (which, in each case, shall constitute the only valid disclosure with respect to such Section(s)).

     15.14  Limitation on Liability.
            -----------------------

            EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY

KIND, ARISING DIRECTLY OR INDIRECTLY FROM, INCIDENT TO, OR CONNECTED WITH THE ASSETS OR THE SALE THEREOF, REGARDLESS OF SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PRE-EXISTING THIS SALE. This Section 15.14 shall in no way limit or
                                     -------------
qualify the Parties' indemnification obligations under Section 13 with respect
                                                       ----------
to Claims made against either or both of the Parties by a Third Person.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

                                TRANSMONTAIGNE INC.


                                BY: /s/ WILLIAM S. DICKEY
                                   ----------------------
                                   William S. Dickey, Executive Vice President


                                TRANSMONTAIGNE PIPELINE INC.


                                BY: /s/ WILLIAM S. DICKEY
                                   ----------------------
                                   William S. Dickey, Executive Vice President


                                TRANSMONTAIGNE TERMINALING INC.


                                BY: /s/ WILLIAM S. DICKEY
                                   ---------------------
                                   William S. Dickey, Executive Vice President


                                NORCO PIPE LINE COMPANY, LLC


                                BY: /s/ STEVEN C. MUTHER
                                   --------------------
                                   Name:  Stephen C. Muther
                                   Title: Sr. V.P. Admin., General Counsel
                                          and Secretary


                                BUCKEYE TERMINALS, LLC


                                BY: /s/ DAVID J. MARTINELLI
                                   --------------------------
                                   David J. Martinelli
                                   Senior Vice President

                                   Exhibit A
                                   ---------

Attached to and made a part of that certain Facilities Sale Agreement dated July
    31, 2001 between TransMontaigne Inc., TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. ("Seller Parties") and NORCO Pipe Line Company,
                                  --------------
               LLC, and Buckeye Terminals, LLC ("Buyer Parties")
                                                 -------------

                              [Map of Facilities]